Exhibit 10.2

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EXECUTION VERSION

MASTER SALE AGREEMENT

MASTER SALE AGREEMENT, dated as of January 10, 2013 (this “Agreement”), by and among Telefonaktiebolaget L M Ericsson (publ), a company duly established under the laws of Sweden, with registration number 556016-0680, having its registered office at SE-164 83 Stockholm, Sweden (“LME”), Cluster LLC, a Delaware limited liability company (“E Sub”), Unwired Planet, Inc., a Delaware corporation (“UP”), Unwired Planet IP Holdings, Inc., a Delaware corporation (“UP Sub 1”), Unwired Planet IP Manager, LLC, a Delaware limited liability company (“UP Sub 2” and collectively with UP Sub 1, the “UP Subs”) and Unwired Planet, LLC, a Nevada limited liability company (“UPLLC” and, together with LME, E Sub, UP and UP Subs, the “Parties” and each, a “Party”).

RECITALS

A. E Sub is a Delaware limited liability company formed on November 21, 2012 and is owned by AB Aulis, reg. no. 556030-9899, SE-164 83 Stockholm, Sweden and AB Parentesen, reg. no. 556152-1468, SE-164 83 Stockholm, Sweden, each a wholly owned subsidiary of LME, and managed by AB Aulis;

B. LME desires to contribute, convey, assign and otherwise transfer to E Sub certain patents and E Sub desires to accept such patents and grant to LME a license back with respect to such patents;

C. UPLLC is a Nevada limited liability company formed by UP on September 13, 2012 and is indirectly wholly owned by UP and directly owned by UP Sub 1 and UP Sub 2 and managed by UP Sub 2;

D. E Sub desires to sell, convey, assign and otherwise transfer to UPLLC all of its patents in exchange for the purchase price payable under this Agreement and a license back with respect to all patents of UPLLC, in each case as set forth herein;

E. UP previously contributed, conveyed, assigned and otherwise transferred to UPLLC certain assets of UP in exchange for member’s interests in UPLLC and the assumption by UPLLC of certain obligations and liabilities and received in return all of the member’s interest in UPLLC;

F. Pursuant to the assignment and contribution agreements attached hereto as Annex IX (the “UPLLC Interest Assignment Agreements”), UP previously contributed, conveyed, assigned and otherwise transferred (i) five percent (5%) of the member’s interest in UPLLC to UP Sub 1 and (ii) ninety-five (95%) of the member’s interest in UPLLC to UP Sub 2;

G. UP desires to contribute, convey, assign and otherwise transfer to UP Subs, and UP Subs in turn desire to contribute to UPLLC, certain additional assets, and UP Subs and UPLLC desire to assume, certain additional liabilities, of UP; and

H. In connection with the transactions contemplated herein, each of the Parties has agreed to undertake certain covenants set forth herein.

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NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions set forth herein, the Parties hereby agree as follows:

SECTION 1.

DEFINED TERMS

1.1 Terms Defined in this Section. The following terms shall have the following meanings in this Agreement:

“Affiliate” means, with respect to any Person, (i) any other Person which directly or indirectly controls, is controlled by, or is under common control with such first Person, and (ii) any Person who is a director, officer, partner or principal of such first Person or of any Person which directly or indirectly controls, is controlled by, or is under common control with such first Person. For purposes of this definition, “control” of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by ownership of voting stock, by contract or otherwise. Notwithstanding the foregoing, for all purposes hereunder, neither UP nor UPLLC shall be deemed to be an Affiliate of LME or E Sub.

“Ancillary Agreements” means, collectively, (i) the LME Patent Assignment Agreement, (ii) the E Sub Patent Assignment Agreement, (iii) UP Patent Assignment Agreement, (iv) the UP Contribution and Assumption Agreement; (v) the Operating Agreement, (vi) the UPLLC License, (vii) the E Sub Security Agreement, (viii) UP Subs Guaranty and Pledge Agreement, and (ix) UPLLC Interest Assignment Agreements, in each case, as may be amended from time to time in accordance with the terms in each such agreement.

“Applicable Royalty Rate” means [***].

“Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banks in New York, New York, Reno, Nevada or Stockholm, Sweden are authorized or required by law to be closed.

“Contracts” means all contracts, commitments, leases, purchase orders or other agreements, whether written or oral, and all rights associated therewith.

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“Cumulative Gross Revenue” means, as of any date of determination, the aggregate amount of Gross Revenue of UPLLC from the end of the fiscal quarter during which the Closing occurred to such date of determination.

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“Existing Encumbrances” means, in relation to the Patents owned or controlled by UPLLC, all existing encumbrances with respect to such Patents as set forth in the assignment, transfer, contribution, assumption or other agreement pursuant to which such Patents are assigned, transferred or otherwise conveyed to UPLLC.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value of Target Patents” means, as of any date of determination, the fair market value of all of the Patents, contracts and other assets owned by or held for the benefit of UPLLC as of such date that a unrelated third party buyer would be willing to pay based on an arm’s length transaction between a willing buyer and a willing seller and assuming the termination of this Agreement (in accordance with Section 3.3(e)), determined in accordance with Section 3.3(d) and taking into account, among other things, gross equity value (including any debt repaid or assumed and any deferred or escrowed consideration) of UP and its Subsidiaries (including UPLLC) implied by the UP Change of Control, but excluding the value of any assets of UP and its Subsidiaries other than UPLLC or Patents held for the benefit of UPLLC; provided that, if UPLLC has any [***], the Gross Revenue generated by [***] shall be calculated in accordance with Section 3.4(a).

“GAAP” means the United States generally accepted accounting principles as in effect from time to time.

“Governmental Authority” means any supranational, international, federal, state, local, municipal, provincial, territorial, foreign or other governmental or quasi-governmental authority or self-regulatory organization of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers) or exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, enforcement, regulatory or taxing authority or power.

“Gross Revenue” means, for any fiscal period of UPLLC, all payments, fees, revenues and other amounts or consideration of any kind received, collected or generated by UPLLC for such fiscal period, including under Patent licenses, covenants not to assert, releases from past infringement, technology licenses and Patent sales, transfers, assignments, settlements, arbitrations, litigations, other enforcement actions or any other activities of UPLLC (including any fees and other amounts withheld by third parties who are not Affiliates of UPLLC or UP from any cash and other payments owed to or to be paid to UPLLC (including contingency fee arrangements with attorneys where such fee was withheld by such attorneys from amounts otherwise payable to UPLLC)), as determined in accordance with GAAP consistently applied in

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the preparation of the audited financial statements of UPLLC; provided that, Gross Revenue from [***] shall be calculated in accordance with Section 3.4(a).

“HSR Act” means the Hart Scott Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indebtedness” means, with respect to any Person, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, (iii) any liabilities of such Person with respect to interest rate or currency swaps, collars, caps and similar hedging obligations; (iv) any liabilities of such Person for the deferred purchase price of property or other assets (including any “earn-out” or similar payments); (v) any liabilities of such Person in respect of any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which liabilities are required to be classified and accounted for under GAAP as capital leases; (vi) any liabilities of such Person under any performance bond or letter of credit or any bank overdrafts and similar charges; (vii) any indebtedness referred to in the foregoing clauses (i) through (vi) of any Person that is either guaranteed (including under any “keep well” or similar arrangement) by, or secured (including under any letter of credit, banker’s acceptance or similar credit transaction) by any lien upon any property or asset owned by, such Person, and (viii) any accrued interest, premiums, penalties and other obligations relating to any of the foregoing indebtedness in clauses (i) through (vii).

“Knowledge” means, with respect to any Party, the actual knowledge, without any obligation to investigate, of the individuals set forth next to such Party on Schedule 1.1(d) hereto.

“Legal Actions” means all legal actions, suits, litigations, claims, demands, charges, complaints, investigations, grievances, arbitrations, indictments, grand jury subpoenas, other legal, administrative or similar proceedings initiated or threatened in writing by any Person.

“License Permitted Encumbrances” means the Existing Encumbrances together with any license or covenant granted by the Company pursuant to and in compliance with Section 3 and Exhibit A of the Operating Agreement.

“Liens” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind.

“Material Adverse Effect” means, with respect to any Person, means any change, event, effect, development, condition or occurrence which, individually or together with any other change, event, effect, development, condition or occurrence, has had, or is reasonably expected to have, or result in a material adverse effect or a material adverse change on the assets, properties, liabilities, business, conditions (financial or other) or results of operations of such Person and its Subsidiaries, taken as a whole.

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“Order” means any order, writ, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Authority or arbitrator.

“Patents” means all national (of any country of origin) and multinational patents, patent applications and provisional patent applications (including utility, models and design patents and patent applications and certificates of invention), and all reissues, divisions, continuations, continuations-in-part, continuing patent applications, extensions and reexaminations thereof, and all rights therein provided by multinational treaties or conventions.

“Permitted Liens” means (i) Liens for Taxes not yet due and payable or that are being contested in good faith through appropriate proceedings, (ii) mechanics’, carriers’, workmen’s, repairmen’s or similar Liens arising or incurred in the ordinary course of business and not yet due and payable, (iii) easements, rights of way, zoning, entitlement, building and land use regulations, customary covenants, defects in title and other Liens that do not materially interfere with the use of the properties or assets by Company and which do not materially impair the value of such properties or assets.

“Person” means any individual, corporation, company, partnership, firm, joint venture, association, limited liability company, limited liability partnership, joint-stock company, trust, unincorporated organization, Governmental Authority, or other entity.

“Royalty Rate” means [***].

“Subsidiary” means, with respect to any specified Person, any entity of which the specified Person (either alone or through or together with any other subsidiary of such specified Person) directly or indirectly (i) owns, more than 50% of the voting stock or other interests the holders of which are generally entitled to vote for the election of the board of directors or other applicable governing body of such entity or (ii) controls the management.

“Tax Contest” means any audit, suit, claim, action, investigation, assessment, demand, or administrative or judicial proceeding involving Taxes.

“Tax Returns” means any and all reports, returns, declarations, claims for refund, elections, disclosures, estimates, information reports or returns or statements required to be supplied to a Governmental Authority in connection with Taxes, including any schedule or attachment thereto or amendment thereof.

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“Taxes” means any and all federal, state, provincial, local, foreign and other contributions, taxes, levies, fees, imposts, duties, and similar governmental charges (including any interest, fines, assessments, penalties or additions to tax imposed in connection therewith or with respect thereto) including (i) taxes imposed on, or measured by, income, franchise, profits or gross receipts, and (ii) ad valorem, value added, capital gains, sales, goods and services, use, real or personal property, capital stock, license, branch, payroll, withholding, estimated withholding, employment, social security (or similar), unemployment, compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes, and customs duties.

“Third Party Reviewer” means the third party law firm retained by the Parties to review certain licenses and other agreements prior to the date hereof.

“Trigger Event” means any of the following events:

(a) any representation or warranty made or deemed made by any UP Group Member herein, in this Agreement or in any Ancillary Agreement or any certificate or document delivered pursuant hereto or thereto shall fail to be true and correct (without regard to any qualification as to materiality or Material Adverse Effect) when so made or deemed made, except (i) where the failure of any such representation and warranty to be so true and correct would not have a Material Adverse Effect on any UP Group Member and (ii) in the case of any representation or warranty set forth in Sections 4.2(h) through 4.2(j) (or any certificate or document that makes reference to any such representations or warranties), where UP did not have Knowledge of the failure of any such representation and warranty to be so true and correct when made or deemed made;

(b) default shall be made by any UP Group Member in the payment of one or more obligations under this Agreement and the Ancillary Agreements when due (whether at the stated time, by acceleration or otherwise) in an aggregate amount exceeding $5,000,000, other than obligations under this Agreement and the Ancillary Agreements that are being disputed or contested in good faith;

(c)(i) default shall be made in the due observance or performance by any UP Group Member of any material covenant, condition or agreement contained in this Agreement or in any Ancillary Agreement (other than (x) covenants and agreements covered by clause (b) above and (y) covenants, conditions and agreements with respect to which this Agreement or any Ancillary Agreement expressly specifies an exclusive remedy for default) and, solely in the case of defaults that are capable of being remedied, such default shall have continued, unremedied, for a period of 20 days following delivery of notice thereof, and (ii) such default shall be either (A) knowing or willful or (B) would reasonably be expected to result in an Insolvency Event;

(d)(x) any event or condition occurs that results in any Indebtedness of UP Sub 1, UP Sub 2 or UPLLC in an aggregate principal amount exceeding $5,000,000 becoming due prior to its scheduled maturity or (y) UP Sub 1, UP Sub 2 or UPLLC shall fail to

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pay the principal of any Indebtedness in an aggregate principal amount exceeding $5,000,000 at the stated final maturity thereof;

(e)(x) the commencement of any involuntary proceeding or the filing of any involuntary petition in a court of competent jurisdiction seeking (A) relief in respect of any UP Group Member, or of a substantial part of the property or assets of any UP Group Member, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any UP Group Member or for a substantial part of the property or assets of any UP Group Member or (C) the winding-up or liquidation of any UP Group Member (other than as permitted under this Agreement and the Ancillary Agreements); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or (y) a UP Group Member taking any of the following actions: (A) voluntarily commencing any proceeding or filing any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (B) consenting to the institution of, or failing to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in the foregoing clause (x), (C) applying for or consenting to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any UP Group Member or for a substantial part of the property or assets of any UP Group Member, (D) filing an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) making a general assignment for the benefit of creditors or (F) becoming unable or admitting in writing its inability or failing generally to pay its debts as they become due (collectively, an “Insolvency Event”);

(f) the failure by UP Sub 1, UP Sub 2 or UPLLC to pay one or more final judgments in an aggregate amount exceeding $5,000,000 (to the extent not covered by insurance), which judgments are not discharged or effectively waived or stayed for a period of 30 consecutive days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of UP Sub 1, UP Sub 2 or UPLLC to enforce any such judgment; or

(g)(x) any provision of this Agreement or any Ancillary Agreement shall for any reason be asserted in writing by any UP Group Member not to be a legal, valid and binding obligation of any Party hereto or thereto, or (y) any guarantees or any security interests purported to be created by this Agreement or any Ancillary Agreement and, if applicable, a valid and perfected security interest (perfected or as having the priority required by this Agreement and/or the relevant Ancillary Agreement and subject to such limitations and restrictions as are set forth herein and therein) in the securities, assets or properties covered thereby, shall be asserted in writing by any UP Group Member not to be, in full force and effect.

“UP Change of Control” means the occurrence of any of the following events:

(a) the direct or indirect sale, exchange, lease or other disposition, in one or a series of related transactions, of all or substantially all of the assets of UP and its

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Subsidiaries, taken as a whole, to any “person” or “group” (as each such term is defined in Sections 13(d) and 14(d) of the Exchange Act or any successor provision);

(b) a merger, consolidation or other business combination involving UP in which the voting securities of UP owned by the shareholders of UP immediately prior to such merger or consolidation do not represent more than fifty percent (50%) of the total voting power of the surviving entity outstanding immediately after such merger or consolidation; or

(c) the direct or indirect acquisition of beneficial ownership (as such term is defined in Rule 13d-3 and 13d-5 under the Exchange Act or any successor rule) of at least fifty percent (50%) of the voting securities of UP by a “person” or a “group” (as each such term is defined in Sections 13(d) and 14(d) of the Exchange Act or any successor provision).

“UP Credit Facility” means the Loan and Security Agreement dated as of January 23, 2009 by and between UP and Silicon Valley Bank, as amended, restated or otherwise modified from time to time.

“UP Group Member” means each of UP Sub 1, UP Sub 2, UPLLC, or any of their direct or indirect Subsidiaries.

1.2 Construction; Interpretation. No Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party hereto. Unless otherwise indicated to the contrary in this Agreement by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof; (b) words importing the masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; (d) reference to any Person includes such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this clause (d) is intended to authorize any assignment or transfer not otherwise expressly permitted by this Agreement; (e) reference to a Person in a particular capacity or capacities excludes such Person in any other capacity; (f) reference to any Contract means such Contract as amended, supplemented or modified from time to time in accordance with the terms thereof; (g) all references to Sections shall be deemed to be references to the Sections of this Agreement unless otherwise provided; (h) all references to Exhibits shall be deemed to be references to the Exhibits attached hereto which are made a part hereof and incorporated herein by reference; (i) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding;” (j) reference to any legal requirements means such legal requirements as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time on or prior to the Closing Date; (k) references to sections of any legal requirements shall be construed to also refer to any successor sections thereto in effect on or prior to the Closing Date; (l) accounting terms used but not defined herein shall be construed in accordance with GAAP; (m) where any provision of this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly

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or indirectly by such Person; (n) references to any financial statement includes the notes thereto; and (o) whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.”

1.3 Terms Defined Elsewhere in this Agreement. The following is a list of additional terms used in this Agreement and a reference to the Section hereof in which such term is defined:

Term	Section
Accounting Firm	3.2(c)
Agreement	Preamble
Amended Organizational Documents	6.2(d)
Annual Cumulative Gross Revenue Statement	3.2(e)
Appraiser	3.3(d)(iii)
Assigned Back Patents	8.14(f)(ii)
Closing	2.6
Closing Date	2.6
Competing Business	6.11(a)
E Sub	Preamble
E Sub Existing Encumbrances	2.1(b)
E Sub Patent Assignment Agreement	2.1(b)
E Sub Security Agreement	2.1(c)
Ericsson Assigned Patents	2.1(a)
ETSI	6.14(b)
Independent Director	6.2(d)
Insolvency Event	1.1(e)
JAMS	8.14(b)
LME	Preamble
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LME Patent Assignment Agreement	2.1(a)
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Non-Consolidation Opinion	5.1(g)
Offer Price	6.12(a)
Offered Patents	6.12(a)
Offering Notice	6.12(a)
Operating Agreement	2.3
Other Patents	8.14(f)(v)(B)
Parties	Preamble
Party	Preamble
Patent Purchaser	6.12(a)
Quarterly Cumulative Gross Revenue Statement	3.2(b)
Quarterly Payment	3.2(b)
Quarterly Payment Date	3.2(b)

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Term	Section
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Restricted Party	6.11(a)
Restriction Period	6.11(a)
Sale Payment	3.3(c)
Specified Mobile License	3.4(a)
Termination Date	7.1(d)
Transfer	6.12(a)
UP	Preamble
UP Assigned Assets	2.2(b)
UP Assigned Patents	2.2(a)
UP Assumed Liabilities	2.2(b)
UP Change of Control Notice	3.3(a)
UP Contribution and Assumption Agreement	2.2(b)
UP Patent Assignment Agreement	2.2(a)
UP Sub 1	Preamble
UP Sub 2	Preamble
UP Subs	Preamble
UP Subs Guaranty and Pledge Agreement	2.5
UPLLC	Preamble
UPLLC Interest Assignment Agreements	Recitals
UPLLC License	2.4
Value-Impacting Existing Encumbrance	8.14(a)
VIEE	8.14(a)
VIEE Period	8.14(b)

SECTION 2.

TRANSACTIONS

2.1 Ericsson Assigned Patents.

(a) Subject to the terms and conditions set forth in this Agreement and pursuant to a Patent Assignment Agreement in the forms agreed to by the Parties and to be attached hereto as Annex I (the “LME Patent Assignment Agreement”), prior to the Closing, LME or its Affiliates, as applicable, shall contribute, convey, assign and otherwise transfer to E Sub, as applicable, all of LME’s or such Affiliate’s right, title and interest in and to those Patents set forth in the LME Patent Assignment Agreement, subject to all existing encumbrances as set forth therein (collectively, the “Ericsson Assigned Patents”).

(b) Subject to the terms and conditions set forth in this Agreement and pursuant to the Patent Sale and Grant-Back License Agreement in the form attached hereto as Annex II (the “E Sub Patent Assignment Agreement”), E Sub shall, and LME shall cause E Sub to, at the Closing, sell, convey, assign and otherwise transfer to UPLLC all of E Sub’s right, title and interest in and to the Ericsson Assigned Patents, subject to all existing encumbrances thereon, as set forth in the E Sub Patent Assignment Agreement (“E Sub Existing Encumbrances”), in exchange for the purchase price specified in Section 3 of this Agreement.

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(c) At the Closing, UPLLC shall execute and deliver a Security Agreement with E Sub in the form attached hereto as Annex III (the “E Sub Security Agreement”), along with all duly executed financing statements and other instruments of perfection contemplated therein, pursuant to which UPLLC shall grant in favor of E Sub a perfected first priority security interest in all of the assets of UPLLC (owned at Closing or thereafter acquired) to secure UPLLC’s payment obligations to E Sub under this Agreement.

(d) For administrative ease, each Party agrees that E Sub may elect, any time prior to the Closing, to direct LME to assign and convey any Ericsson Assigned Patents directly to UPLLC in satisfaction of its obligations pursuant to Section 2.1(b).

2.2 UP Assigned Patents; Other UP Assigned Assets and Assumed Liabilities.

(a) Subject to the terms and conditions set forth in this Agreement and pursuant to a Patent Assignment Agreement in the form agreed to by the Parties and to be attached hereto as Annex IV (the “UP Patent Assignment Agreement”), at the Closing, UP shall contribute, convey, assign and otherwise transfer to UP Subs and UP Subs shall in turn transfer to UPLLC, all of UP’s right, title and interest in and to those Patents set forth in the UP Patent Assignment Agreement, subject to all existing encumbrances as set forth therein (collectively, the “UP Assigned Patents”).

(b) Subject to the terms and conditions set forth in this Agreement and pursuant to a Contribution and Assumption Agreement in the form attached hereto as Annex V (the “UP Contribution and Assumption Agreement”), at the Closing, (i) UP shall contribute, convey, assign and otherwise transfer to UP Subs, and UP Subs shall in turn transfer to UPLLC, all of UP’s right, title and interest in and to those assets of UP set forth in the UP Contribution and Assumption Agreement (collectively, the “UP Assigned Assets”) and (ii) UP Subs shall assume and shall in turn assign to UPLLC, and UPLLC shall assume, those and only those liabilities and obligations of UP specifically identified in the UP Contribution and Assumption Agreement, which shall include liabilities associated with the UP Assigned Patents (collectively, the “UP Assumed Liabilities”).

(c) For administrative ease, each Party agrees that UP Subs may direct UP to assign and convey the UP Assigned Patents, UP Assigned Assets and UP Assumed Liabilities directly to UPLLC in satisfaction of the obligations of UP, UP Subs and UPLLC pursuant to Sections 2.2(a) and 2.2(b).

2.3 UPLLC Operating Agreement. At the Closing, in consideration for the assignment of the UP Assigned Patents and in connection with the transactions contemplated by this Agreement and the other Ancillary Agreements, UP Sub 1, UP Sub 2 and UPLLC shall execute and deliver that Amended and Restated Operating Agreement in the form attached hereto as Annex VI (the “Operating Agreement”).

2.4 UPLLC License. Concurrently with the sale by E Sub of the Ericsson Assigned Patents, UPLLC and E Sub shall enter into that License Agreement in the form attached hereto as Annex VII (the “UPLLC License”).

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2.5 UP Subs Guaranty and Pledge. In consideration for the assignment of the Ericsson Assigned Patents, at Closing, UP Subs shall execute and deliver a Guaranty and Pledge Agreement in the form attached hereto as Annex VIII (the “UP Subs Guaranty and Pledge Agreement”), pursuant to which UP Subs shall jointly and severally (x) provide E Sub an unconditional guaranty for the payment and performance of obligations of UPLLC under this Agreement and the Ancillary Agreements and (b) pledge all current and future interests held by UP Subs in UPLLC to E Sub as security for UP Subs’ obligations thereunder.

2.6 Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement and the Ancillary Agreements shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, located at 1285 Avenue of the Americas, New York, New York 10019, or such other place as the Parties shall agree, at 10:00 a.m., New York City time, on the second (2nd) Business Day after the conditions specified in Section 5 shall have been fulfilled or waived (other than those conditions that by their nature are to be fulfilled at the Closing) or such other date as the Parties shall agree (such date of the Closing, the “Closing Date”).

SECTION 3.

PURCHASE PRICE

3.1 Purchase Price for E Sub Patent Sale. In consideration for the Patents sold or to be sold by E Sub to UPLLC pursuant to the E Sub Patent Assignment Agreement and this Agreement, UPLLC hereby agrees to pay, and UP Subs hereby jointly and severally agree to cause UPLLC to pay, the purchase price in such amounts and payable in such manner as set forth in this Section 3.

3.2 Periodic Payment.

(a) UPLLC shall pay E Sub, in accordance with the provisions of this Section 3.2, the following portion of UPLLC’s Cumulative Gross Revenue:

(i) 20% of the amount of Cumulative Gross Revenue, until the Cumulative Gross Revenue equals $100,000,000; plus

(ii) 50% of the amount of Cumulative Gross Revenue in excess of $100,000,000, until the Cumulative Gross Revenue equals $500,000,000; plus

(iii) 70% of the amount of Cumulative Gross Revenue in excess of $500,000,000.

(b) Within forty-five (45) days after the completion of each fiscal quarter after the Closing Date, UPLLC shall deliver or cause to be delivered to E Sub an unaudited balance sheet and income statement for UPLLC for the fiscal quarter just ended, prepared in accordance with GAAP consistently applied, certified by a duly authorized officer of UPLLC and a statement, duly certified by an authorized officer of UPLLC (the “Quarterly Cumulative Gross Revenue Statement”) setting forth (i) UPLLC’s Gross Revenue as of fiscal quarter just ended, (ii) UPLLC’s Cumulative Gross Revenue as of the end of the fiscal quarter just ended and (iii) the resulting amount of the payment owed to E Sub calculated in accordance

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with Section 3.2(a) (each, a “Quarterly Payment”) for the fiscal quarter just ended. The Quarterly Payment shall be paid by UPLLC to E Sub in immediately available funds on the sixtieth (60th) day after the end of each fiscal quarter (each, a “Quarterly Payment Date”).

(c) E Sub and its representatives, accountants and advisors shall have the right to review the accounts, records and documents of UPLLC relating to each Quarterly Cumulative Gross Revenue Statement and shall have reasonable access to UPLLC’s employees and advisors and such employees and advisors shall respond reasonably promptly to inquiries of E Sub and its representatives, accountants and advisors, in each case during normal business hours and with reasonable advance notice. E Sub shall deliver a written notice to UPLLC if E Sub disagrees with any information or calculation in any Quarterly Cumulative Gross Revenue Statement, setting forth in reasonable detail any disagreement with the information and calculation set forth in such Quarterly Cumulative Gross Revenue Statement. Within ten (10) days after delivery by E Sub of any such notice of disagreement, E Sub and UPLLC shall in good faith attempt to resolve any disputed matter. If E Sub and UPLLC fail to resolve such disputed matters within such ten-day period, then, within five (5) days thereafter, E Sub and UPLLC shall jointly select Deloitte or another nationally recognized, independent and mutually agreed upon accounting firm (such selected firm, the “Accounting Firm”) and shall submit the matters remaining in dispute to the Accounting Firm. The Accounting Firm shall consider only those matters set forth in the Quarterly Cumulative Gross Revenue Statement upon which E Sub and UPLLC have disagreed and shall be required to resolve the matters in accordance with the terms and provisions of this Agreement within thirty (30) days after the referral by E Sub and UPLLC. The amounts determined by the Accounting Firm shall in no event be less than the lesser, or more than the greater, of the amounts claimed by either E Sub or UPLLC. The fees and expenses of the Accounting Firm incurred in connection with the determination of the disputed items by the Accounting Firm shall be borne by E Sub and UPLLC in an amount proportionate to the dollar amount contested and not awarded to such Party as a percentage of the total dollar amount contested by such Parties, as determined by the Accounting Firm. Each of E Sub and UPLLC shall, and shall cause their respective Affiliates, representatives, accountants and advisors to, cooperate fully with the Accounting Firm in connection with resolution of any disputes described herein.

(d) Within five (5) days of final resolution of any dispute relating to any Quarterly Cumulative Gross Revenue Statement pursuant to Section 3.2(c), if UPLLC owes any additional payment to E Sub, UPLLC shall pay to E Sub, in immediately available funds, such amount.

(e) Within one hundred twenty (120) days after the end of any fiscal year completed after Closing, UPLLC shall deliver to E Sub the audited financial statements and a statement, certified by a duly authorized officer of the UPLLC, setting forth the Cumulative Gross Revenue of UPLLC as of the end of such fiscal year (the “Annual Cumulative Gross Revenue Statement”). If the Cumulative Gross Revenue of UPLLC as of the end of such fiscal year exceeds the Cumulative Gross Revenue of UPLLC as of the same date as shown on the Quarterly Cumulative Gross Revenue Statement delivered to E Sub for the last fiscal quarter of such fiscal year, then UPLLC shall pay to E Sub, within five (5) days of such delivery of the audited financial statements an amount equal to such excess, multiplied by the applicable

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percentage set forth in Section 3.2(a) based on the Cumulative Gross Revenue of UPLLC set forth in the audited financial statement. If the Cumulative Gross Revenue of UPLLC as of the end of such fiscal year is less than the Cumulative Gross Revenue of UPLLC as of the same date as shown on the Quarterly Cumulative Gross Revenue Statement delivered to E Sub, then UPLLC shall deduct, from the next Quarterly Payment payable to E Sub, an amount equal to such shortfall, multiplied by the applicable percentage set forth in Section 3.2(a) based on the Cumulative Gross Revenue of UPLLC set forth in the audited financial statement. E Sub shall have the right to dispute any matter set forth in the Annual Cumulative Gross Revenue Statement and any such dispute shall be conducted and resolved in the same manner as set forth in Section 3.2(c).

(f) Notwithstanding anything to the contrary set forth in this Section 3.2, if E Sub elects to terminate this Agreement in the event of a UP Change of Control pursuant to Section 3.3(b)(i), then the Quarterly Payment (based on the Cumulative Gross Revenue of UPLLC without the addition of the Fair Market Value of Target Patents) for the fiscal quarter during which the UP Change of Control is consummated shall be calculated assuming the closing date of such UP Change of Control is the end of such fiscal quarter. In such case, UPLLC shall deliver the Quarterly Cumulative Gross Revenue Statement to E Sub no later than ten (10) Business Days prior to the payment date of the Sale Payment and shall in good faith resolve any disagreement by E Sub of the Quarterly Payment set forth therein in accordance with the procedures set forth in Section 3.2(c). The UP Change of Control may not be consummated unless and until either (i) E Sub has agreed to the amount of such Quarterly Payment and, if any dispute regarding any prior Quarterly Payments remain unresolved, all such disputes have been finally resolved in accordance with this Agreement and the amounts of all such prior Quarterly Payments have been finally determined, or (ii) a third party escrow or other arrangement reasonably satisfactory to E Sub has been established and UPLLC has deposited the disputed portion of any such Quarterly Payments in such escrow account or other arrangement. If all Quarterly Payments are finally agreed prior to the consummation of the UP Change of Control, it shall be made at the same time as the Sale Payment in accordance with Section 3.3(e). If all Quarterly Payments are not finally agreed prior to the consummation of the UP Change of Control, then the amount of all such Quarterly Payments not in dispute shall be made at the same time as the Sale Payment in accordance with Section 3.3(e) and any remaining amounts shall be made in accordance with the procedures to be established in the escrow or other arrangements reasonably satisfactory to E Sub in accordance with the immediately preceding sentence.

(g) Notwithstanding anything contained herein to the contrary, E Sub and its accounting advisors shall have the right to audit the books and records of UPLLC and/or dispute any Quarterly Payment within five (5) years of actual payment of such Quarterly Payment, whether such Quarterly Payment has been subject to dispute and resolution pursuant to Sections 3.2(c), 3.2(e) or otherwise. UPLLC shall, and shall cause its accountants and advisors to cooperate reasonably with E Sub to facilitate its audit pursuant to this Section 3.2(g). Any such dispute shall be conducted and resolved in the same manner as set forth in Section 3.2(c).

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3.3 UP Change of Control.

(a) Within two (2) Business Days after executing definitive agreements for a UP Change of Control or the public announcement of a tender offer that could reasonably be expected to result in a UP Change of Control, UP shall cause UPLLC to deliver to E Sub a written notice (the “UP Change of Control Notice”), setting forth (i) a reasonably detailed description of the UP Change of Control, and (ii) copies of the transaction agreements, if any, for the UP Change of Control or offer document, as applicable, and (iii) a good faith estimate of the expected closing date of the UP Change of Control. In the event that UP enters into any definitive transaction agreements in connection with a UP Change of Control, UP shall cause such definitive transaction agreements to include a provision that confirms the obligations of UP (or any successor to UP) and UPLLC under this Agreement and any other Ancillary Agreements and provides that E Sub is a third party beneficiary to such provision.

(b) Within five (5) Business Days (if such UP Change of Control is a tender offer) or fifteen (15) Business Days (if such UP Change of Control is not a tender offer) after delivery of the UP Change of Control Notice, E-Sub shall have the right to elect, by delivery of a written notice to UP and UPLLC to (i) receive the Sale Payment in accordance with Section 3.3(c) and terminate this Agreement in accordance with Section 3.3(e), or (ii) continue this Agreement in full force and effect and not to receive the Sale Payment, in which case, if there are definitive transaction agreements for such UP Change of Control, UP shall cause such definitive transaction agreements to contain a provision confirming that this Agreement and the Ancillary Agreements shall continue in full force and effect in accordance with the terms hereof and thereof after the consummation of such UP Change of Control and to provide that E Sub is a third party beneficiary to such provision.

(c) If E Sub elects to terminate this Agreement and receive a Sale Payment, then, in accordance with Section 3.3(e), UPLLC shall pay to E Sub an aggregate amount (the “Sale Payment”) calculated in accordance with Section 3.2(a), with the Fair Market Value of Target Patents being deemed additional “Cumulative Gross Revenue” for purposes of such calculation, it being understood and agreed that the Sale Payment shall be an amount in addition to (but without duplication of) the Quarterly Payment calculated in accordance with Section 3.2(f) in respect of the fiscal quarter in which the UP Change of Control is consummated; provided that, if the UP Change of Control occurs prior to the third (3rd) anniversary of the Closing, notwithstanding anything set forth in the foregoing to the contrary and irrespective of what the Fair Market Value of Target Patents is determined to be, in no event shall the Sale Payment be less than an amount equal to (x) $1,050,000,000 minus (y) the aggregate amount of all Quarterly Payments actually received by E Sub pursuant to Section 3.2 on or prior to the date of the payment of the Sale Payment (including the Quarterly Payment payable in accordance with Section 3.2(f)). If any Quarterly Payments remain in dispute pursuant to the terms of Section 3.2(c) at the time of determination of the Sale Payment, then the amount included in the foregoing clause (y) shall be the sum of the amounts of all prior Quarterly Payments that are not in dispute and actually paid to E Sub, and any amounts of prior Quarterly Payments remaining in dispute shall either be finally resolved or provided for in escrow or other arrangement reasonably satisfactory to E Sub pursuant to the terms of Section 3.2(f).

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(d) For purposes of this Agreement, the “Fair Market Value of Target Patents” shall be determined in accordance with this Section 3.3(d):

(i) Within five (5) Business Days after delivery of the UP Change of Control Notice, each of UPLLC, E Sub and UP shall negotiate in good faith to agree on the then Fair Market Value of Target Patents. If at the end of such five-Business Day period UPLLC, E Sub and UP reach agreement, then such agreed value shall be deemed the Fair Market Value of Target Patents.

(ii) If at the end of such five-Business Day period UPLLC, E Sub and UP fail to reach agreement on the Fair Market Value of Target Patents, but the values last proposed by UPLLC and UP, on the one hand, and E Sub, on the other hand, are within 10% of each other (determined by comparing the lower price relative to the higher price), then the average of the values proposed by UPLLC and UP, on the one hand, and E Sub, on the other hand, shall be deemed the Fair Market Value of Target Patents.

(iii) If at the end of such five-Business Day period UPLLC, E Sub and UP fail to reach agreement on the Fair Market Value of Target Patents and the values proposed by UPLLC and UP, on the one hand, and E Sub, on the other hand, are not within 10% of each other (determined by comparing the lower price relative to the higher price), then UPLLC and UP, on the one hand, and E Sub, on the other hand, shall, within five (5) Business Days thereafter, agree on an internationally recognized investment bank who has not provided services to Ericsson, UP or their respective Subsidiaries or Affiliates during the immediately preceding 24 months and who is experienced in valuation of intellectual property assets (the “Appraiser”) to determine the Fair Market Value of Target Patents. If UPLLC and UP, on the one hand, and E Sub, on the other hand, cannot reach agreement regarding an Appraiser within such five-Business Day period, then each shall appoint an investment bank meeting the qualifications of the Appraiser and the two investment banks so appointed shall agree, within five (5) Business Days thereafter, on a third investment bank meeting such qualifications to be the Appraiser. Within five (5) Business Days after the determination of the Appraiser, E Sub and UPLLC shall, and UP shall cause UPLLC to, jointly enter into an engagement letter with Appraiser in form and substance reasonably satisfactory to UPLLC and UP, on the one hand, and E Sub, on the other hand, which shall provide, among other things, that the fees, costs and expenses of the Appraiser incurred pursuant to this Section 3.3(d)(iii) shall be borne solely by the Party whose proposed Fair Market Value of Target Patents is not closest to that determined by the Appraiser. The Appraiser’s determination of the Fair Market Value of Target Patents shall not be greater than the highest value nor less than the lowest values proposed by UPLLC and UP, on the one hand, and E Sub, on the other hand. Each Party shall fully cooperate with the Appraiser in its efforts to determine the Fair Market Value of Target Patents. The final Fair Market Value of Target Patents for purposes of calculating the Sale Payment shall be the average of such value determined by the Appraiser and such value proposed by UPLLC and UP, on the one hand, and E Sub, on the other hand, that is the closest to the value as determined by the Appraiser.

(e) On the closing date of the UP Change of Control, (i) UPLLC shall pay E Sub the amount of Quarterly Payment accrued and unpaid (including the Quarterly

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Payment determined in accordance with Section 3.2(f)) as of such closing date and (ii) UPLLC shall pay the Sale Payment on the closing date of the UP Change of Control (or if the UP Change of Control involves a tender offer, within ten (10) Business Days after the closing of such tender offer), in each case in immediately available funds. Upon consummation of the UP Change of Control and the full payment of the amounts set forth in the foregoing sentence, (i) this Agreement shall be terminated and be of no further force or effect (except for Sections 6.5, 6.6, 6.13, 6.16(c) and 8 (except for 8.13) and (ii) E Sub shall consent to an amendment to the Operating Agreement removing all references to E Sub therein to the extent applicable.

(f) If E Sub elects not to terminate this Agreement in connection with any UP Change of Control as provided in Section 3.3(b), E Sub shall have the rights provided in this Section 3.3 in connection with any subsequent UP Change of Control (it being understood that for purposes of this clause (f), to the extent that UP is not the surviving entity in connection with a UP Change of Control, references to UP and its Subsidiaries in the definition of UP Change of Control shall be deemed to refer to the successor of UP and such successor’s Subsidiaries).

3.4 Calculation Adjustment; Royalty Rate.

(a) If UPLLC enters into any license, release, covenant not to sue or assert or other agreement with a third party between Closing and [***] ([***]) [***] thereafter that gives or purports to give such third party and/or its Affiliates rights to Ericsson Assigned Patents (or any other Patents assigned to UPLLC by E Sub or any of its Affiliates) owned or controlled by UPLLC that, at the time that UPLLC enters into such agreement, is known by UPLLC [***] and if and only if such license, release, covenant or agreement provides for a Royalty Rate [***] (each such license, release, covenant or agreement, a “Specified Mobile License”), the amounts to be included in Gross Revenues for any fiscal quarter from any Specified Mobile Licenses for purposes of calculating Quarterly Payment under this Agreement for such fiscal quarter shall be [***].

(b) In any Quarterly Cumulative Gross Revenue Statement delivered to E Sub that contains any payment or other consideration received from any Specified Mobile Licenses, UPLLC shall identify such Specified Mobile Licenses, provide a description of such Specified Mobile Licenses in sufficient detail to enable the Quarterly Payments payable by UPLLC to E Sub under this Agreement relating to such Specified Mobile Licenses to be determined, and upon request by E Sub, shall provide E Sub access to such Specified Mobile Licenses and other documents and records relating to such Specified Mobile Licenses.

(c) In addition, the Parties acknowledge that UPLLC has agreed in Section 6.7(b) to a capped royalty rate in certain circumstances.

(d) From time to time, if UPLLC or E Sub determines in its good faith judgment that [***],

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UPLLC and E Sub shall each use commercially reasonable efforts [***].

(e) Notwithstanding the foregoing clauses of this Section 3.4, the following revenue sources are exempted from the provisions of this Section 3.4: [***].

3.5 Certain Payments. If, after the date of this Agreement but prior to the Closing Date, LME or one of its Affiliates enters into any license, release, covenant not to sue or assert or other agreement with [***], then all revenue received by UPLLC or any of its Affiliates from any agreement between UPLLC or any of its Affiliates, on the one hand, and [***], on the other hand, entered into prior to the date of this Agreement (without giving effect to any amendment thereto after the date of this Agreement) shall be retained by UPLLC and no portion of any such revenue shall be paid to E Sub pursuant to Section 3.2; provided, however, that all such revenue shall be included in the Cumulative Gross Revenue for purposes of determining the percentages set forth in Section 3.2(a).

SECTION 4.

REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties of LME and E Sub. Each of LME and E Sub hereby severally represents and warrants to UP and UPLLC that:

(a) Organization, Standing and Authority. Such Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and such Party has all requisite power and lawful authority to own, lease and operate its business and assets.

(b) Authorization and Binding Obligation. The execution and delivery of this Agreement and each Ancillary Agreement to which such Party is a party by such Party and the performance by such Party of the transactions contemplated hereby and thereby have been duly authorized by all necessary actions on the part of such Party. This Agreement, and each Ancillary Agreement when executed and delivered, to which such Party is a party has been or will have been duly executed and delivered by such Party and constitutes or will constitute the

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legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms except to the extent limited by general principles of equity and by bankruptcy, insolvency or similar laws and general equitable principles affecting the rights of creditors generally.

(c) Absence of Conflicts. Except as required under the HSR Act, the execution and delivery of this Agreement and each Ancillary Agreement to which such Party is a party by such Party and the performance by such Party of the transactions contemplated hereby and thereby: (a) do not conflict with such Party’s organizational or governing documents or (b) do not conflict with, result in a breach or violation of, or constitute a default under any Order of any Governmental Authority applicable to such Party.

(d) Legal Actions. There are no Legal Actions in progress, pending or, to such Party’s Knowledge, threatened by or against any such Party or its Affiliates that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated by this Agreement or any Ancillary Agreement to which such Party is or will be a party, and to such Party’s Knowledge no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Legal Action.

(e) No Broker. Such Party has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement or any other Ancillary Agreement for which any other Party could become liable for.

(f) Solvency. Such Party will not have been rendered insolvent by any of the transactions contemplated by this Agreement or any Ancillary Agreement.

(g) [***].

(h) [***].

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(i) [***].

4.2 Representations and Warranties of UP, UP Subs and UPLLC. Each of UP, UP Sub 1, UP Sub 2 and UPLLC hereby severally represents and warrants to LME and E Sub that:

(a) Organization, Standing and Authority. Such Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and such Party has all requisite power and lawful authority to own, lease and operate its business and assets.

(b) Authorization and Binding Obligation. The execution and delivery of this Agreement and each Ancillary Agreement to which such Party is a party by such Party and the performance by such Party of the transactions contemplated hereby and thereby do not require the approval or consent of any stockholder, member or manager of such Party and have been duly authorized by all necessary actions on the part of such Party. This Agreement, and each Ancillary Agreement when executed and delivered, to which such Party is a party has been or will have been duly executed and delivered by such Party and constitutes or will constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms except to the extent limited by general principles of equity and by bankruptcy, insolvency or similar laws and general equitable principles affecting the rights of creditors generally.

(c) Absence of Conflicts. Except as required under the HSR Act, the execution and delivery of this Agreement and each Ancillary Agreement to which such Party is a party by such Party and the performance by such Party of the transactions contemplated hereby and thereby: (a) do not conflict with such Party’s organizational or governing documents or (b) do not conflict with, result in a breach or violation of, or constitute a default under any Order of any Governmental Authority applicable to such Party.

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(d) Legal Actions. There are no Legal Actions in progress, pending or, to such Party’s Knowledge, threatened by or against any such Party or its Affiliates that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated by this Agreement or any Ancillary Agreement to which such Party will be a party, and to such Party’s Knowledge no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Legal Action.

(e) UPLLC; UP Subs. UPLLC is a Nevada limited liability company formed by UP on September 13, 2012. Except for owning the Patents contributed to it by UP, commencing and conducting the Legal Actions set forth on Schedule 4.2(e)-1 and the incurrence of expenses in connection therewith or as otherwise described on Schedule 4.2(e)-2 since its formation, UPLLC has (i) conducted no other business, operations or activities, (ii) owns no other assets or properties, (iii) has no material liabilities or obligations of any kind, other than pursuant to this Agreement and the Ancillary Agreements to which it is a party and (iv) is not a party to or bound by any Contract, other than this Agreement and those Contracts described on Schedule 4.2(e)-2 and, upon execution and delivery by UPLLC, the Ancillary Agreements to which UPLLC is a party. Except for the License Permitted Encumbrances, the execution and delivery of this Agreement and each Ancillary Agreement to which UPLLC is a party by UPLLC and the performance of its obligations hereunder and thereunder do not and will not result in the incurrence of any Lien on the Patents owned by or held for the benefit of UPLLC. Each of the UP Subs is a Delaware corporation newly formed on or after September 13, 2012 and wholly owned by UP solely for the purpose of holding the interest in and managing UPLLC. Except for owning the interest in UPLLC and in the case of UP Sub 1, managing UPLLC, neither UP Sub 1 nor UP Sub 2 has conducted any other business, operations or activities, (ii) owns any other assets or properties, (iii) has any liabilities or obligations of any kind or is a party to or bound by any Contract, other than pursuant to this Agreement and the Ancillary Agreements to which it is a party.

(f) No Broker. Except for Evercore Partners, no such Party has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement or any other Ancillary Agreement for which any other Party could become liable for.

(g) Solvency. No such Party will have been rendered insolvent by any of the transactions contemplated by this Agreement or any Ancillary Agreement.

(h) UP Assigned Assets. Upon consummation of the contribution of the UP Assigned Assets pursuant to the UP Contribution and Assumption Agreement, the UP Assigned Assets shall have been transferred and assigned to UPLLC free and clear of all Liens, except for Permitted Liens.

(i) UP Ownership of Patents. Immediately prior to the consummation of the UP Assignment and License Agreement, UP is the rightful owner of each UP Assigned Patent, and, subject to rights retained by any inventor of any UP Assigned Patent under applicable law who otherwise assigned all of such inventor’s right title and interest in such UP

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Assigned Patent to UP or predecessor-in-interest of UP, no such UP Assigned Patent is jointly owned with any third party. The UP Assigned Patents being assigned to UPLLC pursuant to the UP Patent Contribution Agreement constitute all of the Patents owned or controlled by UP and its Affiliates.

(j) Patent Encumbrances. UP has provided to the Third Party Reviewer all agreements between UP and its Affiliates, on the one hand, and any third party, on the other hand that, as of the Closing Date, (x) materially encumber and materially adversely impact UPLLC’s ability to derive value from the UP Assigned Patents (taken as a whole or any material part thereof), or (y) materially encumber (or will materially encumber after the Closing) and materially adversely impact (or will materially adversely affect after the Closing) UPLLC’s ability to derive value from any Ericsson Assigned Patents as a consequence of the execution of this Agreement, the Ancillary Agreement or the consummation of the transactions contemplated hereby and thereby. This Section 4.2(j) will not apply to encumbrances arising from commitments to standard setting bodies.

SECTION 5.

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARTIES

5.1 Conditions Precedent to Obligations of LME and E Sub. The obligations of each of LME and E Sub to consummate the transactions contemplated by this Agreement and the other Ancillary Agreements to which each is a party are subject to the satisfaction (or waiver by each such Party in writing) of the following conditions as of the Closing Date:

(a) Each of the representations and warranties of UP, UP Sub1, UP Sub 2 and UPLLC contained in this Agreement (i) that are qualified by materiality or Material Adverse Effect shall be true and correct in all respects, or (ii) that are not so qualified shall be true and correct in all material respects, in each case as of the date hereof and as of the Closing Date (except with respect to representations and warranties which speak to an earlier date, in which case, as of such earlier date).

(b) Each of UP, UP Sub 1, UP Sub 2 and UPLLC shall have performed and complied in all material respects with each of such Party’ respective covenants and agreements required by this Agreement and the Ancillary Agreements to be performed and complied with by such Party prior to or on the Closing Date.

(c) Each of UP, UP Sub 1, UP Sub 2 and UPLLC shall have delivered to LME and E Sub a certificate, duly executed by authorized officers of UP, UP Sub 1, UP Sub 2 and UPLLC, certifying that the conditions set forth in Sections 4.1(a) and (b) shall have been satisfied.

(d) There shall not be in effect (a) any Order of any Governmental Authority of competent jurisdiction enjoining the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements or (b) any Legal Actions pending before any Governmental Authority seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements which, in the case of

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this clause (b) would reasonably be expected to result in a Material Adverse Effect with respect to UP.

(e) All applicable waiting period (and any extensions thereof) under the HSR Act shall have expired or been terminated.

(f) Each of UP, UP Sub 1, UP Sub 2 and UPLLC shall have executed and delivered each Ancillary Agreement to which it is a party.

(g) LME and E Sub shall have received a bankruptcy substantive non-consolidation opinion from Goodwin Procter LLP (the “Non-Consolidation Opinion”) addressed to them with respect to UP, UP Sub 1, UP Sub 2 and UPLLC in substantially the form attached hereto as Exhibit 5.1(g).

(h) UP shall have delivered to LME and E Sub payoff letters, termination statements and other documents, substantially in the form attached hereto as Exhibit 5.1(h), from the holders of or counterparties with respect to the Indebtedness under the UP Credit Facility.

(i) UP shall have delivered to LME and E Sub an opinion from a nationally recognized valuation firm, dated as of the Closing, in form and substance reasonably acceptable to LME and E Sub, as to the solvency and capital adequacy of UP after giving effect to the transactions contemplated by this Agreement and the other Ancillary Agreements.

(j) UP shall have delivered to UPLLC executed capital commitment letter in the form attached hereto as Exhibit 5.1(j).

(k) Since the date of the most recent audited financial statements of UP, there shall not have occurred any event, circumstance, change or effect that would reasonably be expected to result in a material adverse effect on the liabilities or financial condition of UP and its Subsidiaries, taken as a whole.

(l) LME and E Sub shall have received (x) an opinion of Brownstein Hyatt Farber Schreck LLP addressed to them substantially in the form attached hereto as Exhibit 5.1(l)(x), (y) an opinion of Goodwin Procter LLP addressed to them substantially in the form attached hereto as Exhibit 5.1(l)(y), and (z) an opinion of Richards, Layton & Finger, P.A., addressed to them substantially in the form attached hereto as Exhibit 5.1(l)(z).

(m) LME and E Sub shall have received the notification letter attached hereto as Exhibit 5.1(m), duly executed by UPLLC.

5.2 Conditions Precedent to Obligations of UP and UPLLC. The obligations of each of UP and UPLLC to consummate the transactions contemplated by this Agreement and the other Ancillary Agreements to which each is a party are subject to the satisfaction (or waiver by each such Party in writing) of the following conditions as of the Closing Date:

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(a) Each of the representations and warranties of LME and E Sub contained in this Agreement (i) that are qualified by materiality or Material Adverse Effect shall be true and correct in all respects, or (ii) that are not so qualified shall be true and correct in all material respect, in each case as of the date hereof and as of the Closing Date (except with respect to representations and warranties which speak to an earlier date, in which case, as of such earlier date).

(b) Each of LME and E Sub shall have performed and complied in all material respects with each of such Party’ respective covenants and agreements required by this Agreement and the Ancillary Agreements to be performed and complied with by such Party prior to or on the Closing Date.

(c) Each of LME and E Sub shall have delivered to UP and UPLLC a certificate duly executed by authorized officers of LME and E Sub, certifying that the conditions set forth in Sections 4.2(a) and (b) shall have been satisfied.

(d) There shall not be in effect (a) any Order of any Governmental Authority of competent jurisdiction enjoining the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements or (b) any Legal Actions pending before any Governmental Authority seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

(e) All applicable waiting period (and any extensions thereof) under the HSR Act shall have expired or been terminated.

(f) Each of LME and E Sub shall have executed and delivered each Ancillary Agreement to which it is a party.

SECTION 6.

COVENANTS OF THE PARTIES

6.1 UPLLC Post Closing Operations. Except with the prior written consent of E Sub, which can be given or withheld in its sole discretion, UPLLC shall, and each of UP and UP Subs shall cause UPLLC to, comply with the agreements and covenants set forth below:

(a) UPLLC shall continue to (i) do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its existence as a special-purpose entity and its rights and franchises; (ii) conduct its business so that the assumptions made in the Non-Consolidation Opinion shall be true and correct and (iii) use commercially reasonably efforts to at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, including all licenses, permits, charters and registrations;

(b) UPLLC shall conduct its business in accordance with Section 3 and Exhibit A of the Operating Agreement and shall not change its business purpose or strategy as set forth in Section 3 and Exhibit A of the Operating Agreement.

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(c) UPLLC shall not (i) engage in any business other than as provided in its articles of organization, the Operating Agreement, this Agreement and the other Ancillary Agreements, (ii) make any change to its articles of organization or the name indicated on the public records of its jurisdiction of organization or (iii) change its jurisdiction of organization.

(d) UPLLC shall pay, perform and discharge or cause to be paid, performed and discharged promptly all charges and claims payable by it, including (i) all federal, state, provincial, county, city, municipal, local, foreign or other governmental Taxes; (ii) all levies, assessments, charges, or claims of any Governmental Authority or any claims of statutory lienholders, the nonpayment of which could give rise by operation of law to a Lien on UPLLC’s assets and properties; and (iii) lawful claims for labor, materials, supplies and services or otherwise;

(e) UPLLC shall (i) timely perform its obligations under this Agreement and the other Ancillary Agreements to which it is a party and (ii) comply in all material respects with all federal, state and local laws and regulations applicable to it and its assets, properties and operations;

(f) UPLLC shall not create, incur, assume or permit to exist any Lien on or with respect to its assets or properties (whether now owned or hereafter acquired) (including any Patents) except License Permitted Encumbrances, Permitted Liens or as contemplated in the E Sub Security Agreement;

(g) UPLLC shall not sell, transfer, convey, assign, grant an exclusive license to or otherwise dispose of, in whole or in part, any of its non-Patent assets or properties (whether now owned or hereafter acquired) or any Ericsson Assigned Patents or any other Patents assigned to UPLLC by E Sub or any of its Affiliates, except in accordance with Section 6.12 or, for the avoidance of doubt, non-exclusive licenses of Patents entered into in accordance with Section 3 of the Operating Agreement;

(h) In addition to any other restrictions set forth therein, UPLLC shall not amend, modify or waive any term or provision of any Ancillary Agreement as in effect on the Closing Date hereof to which it is a party in a manner that would be materially adverse to E Sub;

(i) UPLLC shall not directly or indirectly, by operation of law or otherwise, (i) except for contingent fee arrangements entered into with UPLLC’s outside counsel or the acquisition of equity interests of any Person as part of a license, release, covenant not to sue or assert or similar agreement, in each case, undertaken in accordance with Section 3 of the Operating Agreement and in the ordinary course of business, form or acquire any equity interests in any partnership, joint venture, unincorporated organization, trust, association, corporation (including a business trust), limited liability company, institution, public benefit corporation, joint stock company, or any other entity of whatever nature, including, without limitation, forming, acquiring or otherwise having any direct or indirect Subsidiaries, or (ii) merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise

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combine with or acquire, any partnership, corporation, limited liability company, or any other entity of whatever nature;

(j) Except as required by GAAP, UPLLC shall not make statements or disclosures, prepare any financial statements or in any other respect account for or treat the transactions contemplated by the E Sub Patent Assignment Agreement and the UP Patent Assignment Agreement (including for accounting, tax and reporting purposes) in any manner other than as an increase in the stated capital of UPLLC;

(k) To the extent that UPLLC has cash, it will maintain its own deposit account or accounts, separate from those of UP and its Subsidiaries, with commercial banking institutions and ensure that its funds will not be used for other than its corporate uses, nor will such funds be commingled with the funds of any of UP and its subsidiaries and vice versa;

(l) UPLLC will maintain a separate address, telephone number and fax number from the address, telephone number and fax of UP and its subsidiaries and vice versa, or to the extent UPLLC may have offices in the same location as UP or its subsidiaries, maintain a fair and appropriate allocation of additional, incremental overhead costs among them, with each such entity bearing its fair share of such expense;

(m) UPLLC will issue separate financial statements prepared not less frequently than quarterly and prepared in accordance with GAAP consistently applied (except for the omission of certain footnotes and other presentation items required by GAAP, consistently applied, with respect to audited financial statements), which financial statements need not be separately audited or reviewed by an independent accounting firm;

(n) UPLLC will observe in all material respects all necessary, appropriate and customary company (or corporate) formalities, including, but not limited to, holding all regular and special members’ and manager’s meetings appropriate to authorize all limited liability action (to the extent held), keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts, to the extent applicable;

(o) UPLLC will use its reasonable best efforts to refrain from using the stationery of any of UP and its subsidiaries and shall instead make all written communications in its own name and vice versa; provided that in the event that any affiliate of UP conducts business on behalf of UPLLC, such agency relationships shall be fully disclosed in writing to applicable third parties when acting in such capacity;

(p) UPLLC will conduct all its business in its own name and use its reasonable best efforts to avoid the appearance that it is conducting business on behalf of UP or any other affiliate of UP and vice versa, provided that in the event that UP or an affiliate of UP conducts business on behalf of UPLLC, such agency relationship shall be fully disclosed in writing to applicable third parties when acting in such capacity;

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(q) UPLLC shall maintain the minimum capitalization requirements, if any, under the laws of the jurisdiction in which it was organized for purposes of conducting its business;

(r) UPLLC shall keep materially complete and accurate corporate records, books, accounts and minutes to permit the segregation of its assets and liabilities from those of the members and their respective Affiliates or any other Person;

(s) UPLLC shall hold itself out to the public (including to creditors of any of its members and their respective Affiliates, if any) under its own name as a separate and distinct legal entity from its members and their respective Affiliates or any other Person and shall pay its obligations in the ordinary course of business as a legal entity separate and distinct from its members and their respective Affiliates;

(t) UPLLC shall not enter, directly or indirectly, into any transaction with UP, any of its members or any of their respective Affiliates, other than in an arm’s length transaction;

(u) UPLLC shall not grant any license, release, covenant not to sue or assert under any Patents owned or controlled by UPLLC to any of UP, UP Sub 1, UP Sub 2 or any of their respective Affiliates;

(v) UPLLC shall not lend funds to or guarantee the obligations of any of UP, its members or any of their respective Affiliates or any other Person, except as expressly permitted by the UP Sub Guaranty and Pledge Agreement and the Operating Agreement;

(w) [***].

(x) UPLLC shall, promptly upon being made aware, withdraw or amend so as to be compliant with this Section 6.1(x) an assertion of any of the Ericsson Assigned Patents or any other Patents assigned to UPLLC by E Sub or any of its Affiliates owned or

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controlled by UPLLC against any Person where (1) such assertion alleges that the development, distribution, sale, import, or use of any product or service infringes any such Ericsson Assigned Patents or any other Patents assigned to UPLLC by E Sub or any of its Affiliates and (2) such asserted claims are, objectively, reasonably determined to exceed relevant FRAND terms applicable to such Ericsson Assigned Patents or any other Patents assigned to UPLLC by E Sub or any of its Affiliates;

(y) UPLLC shall not issue any Units (as defined in the Operating Agreement), other member’s interests, warrants or other securities convertible into member’s interests except to UP Sub 1 and UP Sub 2; UPLLC shall not permit any Person other than UP Sub 2 to be the manager of the Company;

(z) UPLLC shall not amend Sections 1, 3, 6(a), 12, 14, 15 or Exhibit A of the Operating Agreement;

(aa) [***], and

(bb) UPLLC shall not agree to do any of the foregoing not expressly conditioned on the consent of E Sub under this Section 6.1.

6.2 No Transfers; Additional Pledge; Limitation on Distributions and Payments; Limitation on UP Subs Business.

(a) Except with the prior written consent of E Sub, which can be given or withheld in its sole discretion, (i) neither of the UP Subs shall, directly or indirectly, sell, give, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of (whether by operation of law or otherwise) (each a “transfer”) any Units (as defined in the Operating Agreement) or any other interest in UPLLC held by such UP Sub, and (ii) UP shall not, directly or indirectly, transfer any capital stock or other interest in any UP Sub held by UP; provided that, in each of the foregoing clauses, a UP Change of Control shall not be deemed an indirect transfer by UP of its capital stock or interest in any UP Sub or Units in UPLLC. Each of the UP Subs agrees to promptly (and in no event later than two (2) Business Days after receipt)

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pledge any additional Units or other interests received by it to E Sub pursuant to the terms of the UP Subs Guaranty and Pledge Agreement.

(b) UPLLC shall not (i) make distributions or payments in cash or other property of UPLLC to its members, whether in connection with repurchase, redemption, recapitalization, or otherwise or (ii) make any payments of cash or other property to UP or any of its Affiliates, in each case until all amounts then due and owing to E Sub under this Agreement (whether pursuant to Section 3 or otherwise) have been paid in full.

(c) Except for owning its interest in UPLLC (and in the case of UP Sub 1, managing UPLLC), each of UP Sub 1 and UP Sub 2 shall not (and UP shall cause each of them not to) (i) conduct any other business, operations or activities, (ii) own any other assets or properties, (iii) enter into any Contract or incur any liabilities or obligations of any kind, other than those arising under this Agreement and the Ancillary Agreements to which UP Sub 1 or UP Sub 2, as applicable, is a party. In addition, each of UP Sub 1 and UP Sub 2 shall (and UP shall cause each of them to) conduct its business so that the assumptions made in the Non-Consolidation Opinion shall be, and shall continue to be true and correct.

(d) Prior to the Closing, UP Sub 1 shall have an independent director on its board of directors (the “Independent Director”), and UP Sub 1 and UP Sub 2 shall amend their respective certificate of incorporation or operating agreement (the “Amended Organizational Documents”), as applicable, substantially in the forms attached hereto as Exhibit 6.2(d)(i) and Exhibit 6.2(d)(ii). UP Sub 1 and UP Sub 2 shall comply in all material respects with the terms and conditions of the Amended Organization Documents, including that UP Sub 1’s board of directors shall include at least one independent director at all times and that none of the actions described in Article VI or Article XI of UP Sub 1’s certificate of incorporation or the proviso of Section 7(a) of the UP Sub 2’s operating agreement shall be taken without the consent of such independent director. UP Sub 1 and UP Sub 2 may not amend any provisions in the Amended Organizational Documents relating to the Independent Director without the prior written consent of E Sub.

6.3 Future Assignment. During the period commencing on January 1, 2014 and ending five (5) years thereafter, LME shall assign to E Sub, and E Sub shall in turn sell to UPLLC, for no additional consideration, for each such year an aggregate of 100 Patents (20 of which shall be United States Patents), each with no less than three (3) years remaining prior to expiration, selected by LME in its sole discretion; provided that LME may choose to accelerate such contribution to be made at one time or over a shorter period of time. The assignment of the Patents by LME to E Sub and the sale by E Sub of such Patents to UPLLC shall be on the same terms and conditions as those set forth in the LME Patent Assignment Agreement and the E Sub Patent Assignment Agreement, as applicable, and for administrative ease, each Party agrees that E Sub may direct LME or any of its Affiliates to assign and convey such Patents directly to UPLLC in satisfaction of its obligations pursuant to this Section 6.3. The assignment of the Patents by LME and the sale of Patents by E Sub pursuant to this Section 6.3 shall also be explicitly conditioned on UPLLC’s execution and delivery to LME a notification letter in the same form attached hereto as Exhibit 5.1(m) with respect to such Patents.

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6.4 Efforts.

(a) Each of the Parties shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable.

(b) The Parties shall (and will cause their Affiliates to) give any notices to, make or cause to be made any filings pursuant to the HSR Act and any other premerger filing statutes, if applicable, in any other jurisdiction that may be necessary, proper or advisable in order to consummate the transactions contemplated by this Agreement within ten (10) Business Days following the date hereof, and to request early termination of any applicable waiting period. If the United States Department of Justice Antitrust Division or Federal Trade Commission Bureau of Competition initiates a preliminary investigation or requests that the Parties provide additional information and materials on a voluntary basis, then the Parties agree that UP may withdraw and refile its Premerger Notification and Report Form up to two times in accordance with the HSR Act requirements. Each of the Parties shall, and shall cause their respective Subsidiaries and Affiliates to: (i) cooperate fully with each other and shall furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of any filings with any Governmental Authority required under any applicable law for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements; provided, however, that no such information shall be required to be provided by any Party if such Party reasonably determines that the provision of such information is prohibited by confidentiality or other contractual obligations or would jeopardize any attorney-client or other legal privilege; (ii) keep the other Parties reasonably informed of any communication received by such Party or its Subsidiaries and Affiliates from, or given by such Party to, any Governmental Authority, and of any communication received or given in connection with any proceeding by a third party seeking to enjoin the transactions contemplated herein, in each case regarding the transactions contemplated by this Agreement and the Ancillary Agreements and in a manner that complies with contractual obligations and protects attorney-client privilege or other legal privilege; and (iii) permit the other Parties to review and incorporate the other Party’s reasonable comments in any communication given by it to any Governmental Authority or in connection with any proceeding by a third party seeking to enjoin the transactions contemplated herein, in each case regarding the transaction contemplated by this Agreement and the Ancillary Agreements and in a manner that complies with contractual obligations and protects attorney-client privilege or other legal privilege. Each of the Parties shall respond to informal inquiries or voluntary access letters of any Governmental Entity as may be necessary or advisable in accordance with industry practice. Notwithstanding the foregoing, nothing in this Section 6.4(b) or in this Agreement is deemed to obligate any Party or any of its Subsidiaries or Affiliates to (x) undertake any divestiture, disposition or otherwise take any other action not expressly required by this Agreement or the Ancillary Agreements or (y) comply with any requests for additional information or documentary material issued pursuant to 16 C.F.R. §803.20.

(c) During the period after the date hereof but prior to the Closing, each Party shall promptly notify the other Parties in writing of any pending or, to the Knowledge

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of such Party, threatened Legal Action challenging or seeking damages in connection with the transactions contemplated hereby or seeking to restrain or prohibit the consummation of the transactions contemplated hereby.

6.5 Tax Matters.

(a) The Parties intend that the transactions contemplated by this Agreement and the Ancillary Agreements shall be treated as a sale of Patents or as a license by E Sub to UPLLC for all U.S. federal income tax purposes and that E Sub shall not be treated as receiving any ownership interest in UPLLC for U.S. federal income tax purposes in respect of, or as a result of, the transactions contemplated by this Agreement and the Ancillary Agreements. Provided that E Sub can and does lawfully deliver an IRS Form W-9 to UPLLC at or promptly after the Closing (or any other form required by applicable law and timely requested by UPLLC), the Parties shall file their Tax Returns consistent with the characterization described in the preceding sentence of this Section 6.5(a) and shall not take any position inconsistent therewith unless otherwise required by the resolution of any Tax Contest in accordance with Section 6.5(b) or as a result of a change in applicable law.

(b) UP and UPLLC shall promptly notify E Sub in writing of any demand, claim or notice of the commencement of any Tax Contest received by UP or any of its Subsidiaries from any Governmental Authority or any other Person with respect to UP, UPLLC or any other Subsidiary of UP that is reasonable likely to affect the Tax treatment of the transactions contemplated by this Agreement and the Ancillary Agreements in a manner inconsistent with the treatment described in Section 6.5(a) or to otherwise affect the Tax liability of E Sub or E Sub’s direct or indirect owners. E Sub shall have the right to participate and advise UPLLC in the conduct, through counsel of its own choosing and at its own expense, of such Tax Contest. UPLLC shall not settle, compromise and/or concede any portion of such Tax Contest without the consent of E Sub, which consent shall not be unreasonably withheld, delayed or conditioned.

(c) UP, UPLLC and E Sub agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information (including access to books and records) and assistance relating to the UPLLC as is reasonably requested for the filing of any Tax Returns and the preparation, prosecution, defense or conduct of any Tax Contest. UP, UPLLC and E Sub shall reasonably cooperate with each other in the conduct of any Tax Contest and each shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of Section 6.5(b). Any information obtained under this Section 6.5 shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or in the conduct of a Tax Contest.

6.6 Confidentiality; Public Statement.

(a) Except as may be required by applicable law, regulation or any listing agreement with any applicable securities exchange or an order of a Governmental Authority of competent jurisdiction, during the term of this Agreement and for two (2) years after the termination hereof, each Party agrees to keep secret and confidential all non-public

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information of any other Party or concerning any other Party, its Affiliates, this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby that was known by, acquired by, or disclosed to, such Party in connection with the transactions contemplated hereby and by the Ancillary Agreements, except any of the same which (a) was, is now, or becomes generally available to the public or the industry (but not as a result of a breach of any duty of confidentiality by which such Party is bound), or (b) was disclosed to such Party by a third party not subject to any duty of confidentiality with respect to such information.

(b) Except as may be required by applicable law, regulation or any listing agreement with any applicable national securities exchange or an order of a Governmental Authority of competent jurisdiction, each Party shall consult with the other Parties before issuing any press release or otherwise making any public statement or disclosure regarding the terms of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby and shall not issue any such release or make such statement or disclosure unless prior approval of the other Parties are obtained (which approval should not be unreasonably withheld or delayed).

(c) If any disclosure of any information relating to terms of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby is required by applicable law, regulation or any listing agreement with any applicable national securities exchange or an order of a Governmental Authority of competent jurisdiction, the Party so required to disclose shall, to the extent not prohibited by applicable law, provide the other Parties prompt and prior written notice thereof so that any other Parties may seek an appropriate protective order. If, in the absence of such a protective order, such first Party is so required to disclose, then such first Party may disclose such portion of such information as is so required to be disclosed so long as such first Party uses reasonable efforts to protect the confidentiality of such disclosed information or obtain assurances that such disclosed information will be afforded confidential treatment. The Parties acknowledge that in connection with the execution of this Agreement, UP will issue a press release and investor presentation and file a Form 8-K substantially in the form attached hereto as Exhibit 6.6(c). Notwithstanding anything to the contrary set forth in this Agreement, nothing contained herein will prohibit any Party from disclosing any information which is required under applicable law, regulation or any listing agreement with any applicable national securities exchange or an order of a Governmental Authority of competent jurisdiction, including without limitation the federal securities laws.

6.7 Acknowledgement of Existing Encumbrances and FRAND Commitment.

(a) The Parties hereby acknowledge and agree that the Patents sold to UPLLC by or on behalf of E Sub are subject to all E Sub Existing Encumbrances, including [***].

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In the event that UPLLC commits any action in violation of this Section 6.7, UPLLC shall have no liability under this Section 6.7 if it cures such violation promptly after being made aware of such violation so as to be compliant with this Section 6.7.

(b) The Parties further acknowledge that the Existing Encumbrances may impact UPLLC’s ability to license or otherwise derive value from its Patents. UPLLC hereby agrees not to assert or otherwise license [***] against any Person for making, using, selling, offering for sale, having made or using [***] where such assertion or requested royalty rate [***].

6.8 Employees. UPLLC shall, and UP and UP Sub shall cause UPLLC to, offer employment to the employees of UP set forth on Schedule 6.8, effective as of the Closing, in the same or comparable positions, and with comparable total compensation as was in effect for such employees immediately prior to the Closing Date.

6.9 Future License. If UP or any of its Subsidiaries (other than UPLLC) acquires any Patents on or after the Closing Date and such Patents have not been concurrently with such acquisition contributed to UPLLC, UP shall, concurrently with such acquisition, enter into a license agreement with E Sub, substantially in the same form as the UPLLC License, to grant a license for such acquired Patents in accordance with the terms thereof.

6.10 Compliance with Operating Agreement. Notwithstanding anything to the contrary set forth herein or in any Ancillary Agreements, (i) UPLLC shall not, and UP Subs shall cause UPLLC not to, take any of the actions set forth in Section 12 of the Operating Agreement without the prior written consent of E Sub and (ii) each of UP Sub 1, UP Sub 2 and UPLLC shall comply with all provisions set forth in the Operating Agreement.

6.11 UP Non-competition and Non-solicitation.

(a) For the period commencing on the Closing Date and terminating on the earlier of (i) the expiration date of the last of the Ericsson Assigned Patents to expire and (ii) the consummation of a UP Change of Control (the “Restriction Period”), UP shall not, and shall cause each of its direct and indirect Subsidiaries other than UPLLC or any direct or indirect wholly-owned Subsidiaries of UPLLC (each a “Restricted Party”) not to, directly or indirectly engage in, anywhere in the world, whether by directly conducting, acquisition of or ownership in, providing services (relating to any Competing Business) to another Person who conducts or otherwise, the business of generating revenue or otherwise monetizing Patents through licensing or selling of Patents or initiation or participation in litigation or other legal proceedings to protect and enforce any Patent or any other Intellectual Property right or any other business that is

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competitive with the business of UPLLC as then conducted (the “Competing Business”); provided, however, that nothing set forth herein shall preclude any Restricted Party or its Affiliates from maintaining or undertaking passive investments in any Person primarily engaged in a Competing Business so long as the aggregate interest represented by such investments does not exceed two percent (2%) of any class of the outstanding debt or equity securities of any such Person. It is understood and agreed to by the Parties that the business of generating revenue from the sale of any product where the purchaser of such product receives an implied license to any Patent (other than any Patent owned or controlled by UPLLC) shall not be deemed to be a Competing Business so long as such business is not conducted in a manner or for the purposes of circumventing the restrictions set forth in this Section 6.11(a).

(b) During the Restriction Period, UP shall not, and shall cause each other Restricted Party not to, directly or indirectly, solicit for employment any of the employees of LME or its Subsidiaries or Affiliates that any Restricted Party has had contact with in connection with the transactions contemplated by this Agreement and the Ancillary Agreements, including such contact made in connection with Section 6.16; provided, that a Restricted Party shall not be restricted from making any general solicitation for employment that is not specifically directed at any such employee.

(c) UP acknowledges, stipulates and agrees on behalf of itself and each of the other Restricted Parties that irreparable injury may result to UPLLC and E Sub and its Affiliates in the event of a breach of any of the covenants or agreements contained in this Section 6.11, and UP agrees, on behalf of itself and each of the other Restricted Parties that in the event of any such breach or threatened breach of any of the provisions set forth in this Section 6.11, E Sub shall be entitled, in addition to any other remedies available to it (including, without limitation, damages and any right of offset), to seek a preliminary injunction, permanent injunction or other injunctive relief, without posting any bond or other security, compelling such Restricted Party to comply with any and all such provisions. Nothing herein contained shall be construed as an election of remedies or as a waiver of any right available to E Sub under this Agreement, any Ancillary Agreements or the law, including the right to seek damages from any or all of the other Restricted Parties for a breach of any provision of this Agreement, nor shall this clause (b) be construed to limit the rights or remedies available under applicable law for any violation of any provision of this Agreement

6.12 ROFR on Sale of Patents.

(a) If UPLLC wishes to sell, transfer, convey, assign, grant an exclusive license to or otherwise dispose of (collectively, “Transfer”) any Ericsson Assigned Patents or any other Patents assigned to UPLLC by E Sub or any of its Affiliates to any Person (other than in connection with a UP Change of Control) (each, a “Patent Purchaser”), UPLLC shall offer such Patents to E Sub, by sending written notice (an “Offering Notice”) to E Sub, which shall set forth (i) the Ericsson Assigned Patents or any other Patents assigned to UPLLC by E Sub or any of its Affiliates proposed to be Transferred (the “Offered Patents”); (ii) the identities of all Patent Purchasers; (iii) the purchase price offered by the Patent Purchasers in a legally binding offer for the Offered Patents which must be in cash (the “Offer Price”); and (iii) the terms and conditions of such proposed Transfer. Upon delivery of the Offering Notice,

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such offer shall be irrevocable unless and until the rights of first refusal provided for herein shall have been waived by E Sub or shall have expired in accordance with the terms hereof. For the avoidance of doubt, non-exclusive licenses of Patents entered into in accordance with Section 3 and Exhibit A of the Operating Agreement shall not constitute a Transfer.

(b) For a period of thirty (30) days after the giving of the Offering Notice, E Sub shall have the right, but not the obligation, to purchase any or all of the Offered Patents at a price equal to the Offer Price and upon the terms and conditions set forth in the Offering Notice. UPLLC acknowledges and agrees that E Sub shall have the right to purchase the Offered Patents even if the proposed Transfer is for an exclusive license to the Patent Purchaser. E Sub’s right to purchase any or all of the Offered Patents under this Section 6.12 shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of such 30-day period, to UPLLC. The failure of E Sub to respond within such 30-day period shall be deemed to be a waiver of the E Sub’s right to purchase or obtain an exclusive license to, as applicable, the Offered Patents.

(c) The closing of the purchase of Offered Patents by E Sub, if any, under this Section 6.12 shall be held at the executive office of UPLLC at 11:00 a.m., local time, on the 90th day after the giving of the Offering Notice pursuant to Section 6.12(a) or at such other time and place as the parties to the transaction may agree. At such closing, UPLLC shall deliver the Offered Patents, duly endorsed for transfer, and accompanied by all requisite transfer taxes, if any, to E Sub, and E Sub shall deliver to UPLLC payment in full in immediately available funds for the applicable Offered Patents. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

(d) If E Sub elects not to purchase any or all of the Offered Patents, UPLLC may Transfer all of the Offered Patents not elected by E Sub to the Patent Purchaser on the terms and conditions no less favorable to UPLLC than those set forth in the Offering Notice; provided, however, that (i) such Transfer is bona fide and consummated within sixty (60) days after the earlier to occur of (x) the waiver by E Sub of its option to purchase such Offered Patents or (y) the expiration of the 30-day option period for E Sub set forth in Section 6.12(b), (ii) the terms and conditions of such Transfer shall include an explicit acknowledgement and agreement by the Patent Purchaser that all Existing Encumbrances on the Offered Patents shall continue in full force and effect in accordance with their terms, whether or not known and/or disclosed prior to the consummation of such Transfer, and (iii) the Transfer shall be explicitly conditioned on the Patent Purchaser executing and delivering to LME a notification letter in the same form attached hereto as Exhibit 5.1(m) with respect to the Offered Patents being acquired by the Patent Purchaser. If such sale is not consummated within such sixty (60) day period for any reason, then the restrictions provided for in this Section 6.12 shall again become effective, and no transfer of such Offered Patents may be made thereafter by UPLLC without again offering the same to E Sub in accordance with this Section 6.12.

6.13 No Liability with Consent. Each of UP, UP Sub 1, UP Sub 2 and UPLLC acknowledges and agrees that E Sub may give or withhold its consent under this Agreement or Section 12 of the Operating Agreement in its sole discretion. UPLLC shall indemnify E Sub for any action or inaction by E Sub with respect to this Agreement or Section 12 of the Operating

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Agreement to the same extent as set forth in Section 14(b) of the Operating Agreement as if E Sub was named expressly in such Section.

6.14 UP Acknowledgement and ETSI Covenant.

(a) Each of UP, UP Sub 1, UP Sub 2 and UPLLC hereby acknowledges, confirms and agrees that for the avoidance of doubt, all licenses, releases and covenants not to sue or assert existing and binding on E Sub or any of its Affiliates (as reasonably determined by E Sub in its sole and good faith discretion) as of the Closing Date granted under the Ericsson Assigned Patents that by their terms encumber or otherwise impact the Ericsson Assigned Patents, whether disclosed to UP, UP Sub 1, UP Sub 2 or UPLLC or not (i.e., E Sub Existing Encumbrances (as such term is defined in the E Sub Patent Assignment Agreement)), shall continue to encumber the Ericsson Assigned Patents after the Closing Date in accordance with their respective terms.

(b) UPLLC hereby acknowledges, confirms and agrees that within a reasonable period of time after Closing Date it will provide written IPR Licensing Declarations to the European Telecommunications Standards Institute (“ETSI”) under which UPLLC expressly agrees to grant licenses under each of the Ericsson Assigned Patents or any other Patents assigned to UPLLC by E Sub or any of its Affiliates that are or become Essential (as defined in the ETSI IPR Policy) to the practice of any Standard or Technical Specification (each as defined in the ETSI IPR Policy), including each Patent listed on Schedule 6.14(b) hereto, on terms and conditions which are in accordance with the terms and conditions of this Agreement and with the ETSI IPR Policy.

6.15 Non-Circumvention.

(a) Each of UP, UP Subs and UPLLC acknowledges, confirms and agrees that, by entering into this Agreement and the Ancillary Agreements, such Party intends to confer to E Sub, as consideration for the sale of the Ericsson Assigned Patents, the economic benefit of UPLLC’s business, activities and operations conducted in accordance with Section 3 and Exhibit A of the Operating Agreement. Accordingly, each of UP, UP Subs and UPLLC hereby agrees and covenants not to engage in any business, activities or transactions, directly or indirectly, with the intent, purpose or effect of avoiding compliance with the provisions of this Agreement or otherwise impairing the economic bargain and value of the transactions contemplated by this Agreement and the Ancillary Agreements to LME and E Sub.

(b) Notwithstanding the generality of the foregoing, in the event that UP and/or any of its Subsidiaries or Affiliates (including UPLLC) enter into any transaction that exhausts UPLLC’s rights to assert any Patents owned or controlled by UPLLC or that includes an express or implied license, release or covenant not to sue or assert with respect to any such Patents, then UP agrees that [***].

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6.16 Cooperation.

(a) Assistance. After the Closing Date:

(i) [***].

(ii) Basic Documentation. Within a reasonable period of time following Closing, LME shall provide or make available copies of any and all of the following documents that are in its possession (including both physical and electronic documents): [***]. If LME expects to incur direct out-of-pocket costs in connection with obtaining, copying and assembling such documentation, it shall first inform UPLLC. UPLLC shall promptly decide whether it wants to proceed with the document request, in which case, all such costs shall be paid to LME by UPLLC within 60 days of receipt of an invoice.

(iii) [***].

(b) Subpoena. Notwithstanding anything to the contrary in the foregoing provisions of this Section 6.16, with respect to a request for any information pursuant to clauses (B) or (C) of Section 6.16(a)(ii) above that is of a type that can be obtained by subpoena, and when and where UPLLC’s ability to obtain a subpoena is available, UPLLC and its Affiliates shall first attempt to request such information pursuant to such a subpoena and if such information is available from LME via such a subpoena LME shall have no further obligation under this Agreement with respect to such information.

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(c) Confidentiality. UPLLC hereby agrees to take all necessary steps to preserve any applicable confidentiality obligations and/or privileges with respect to any information provided by LME or its Affiliates under this Section 6.16.

6.17 Certain Limitations. Notwithstanding anything to the contrary in this Agreement or in any of the Ancillary Agreements (including the E Sub Patent Assignment Agreement), LME reserves, and retains for the benefit of itself and its Affiliates, all rights to past, present and future monetary or non-monetary benefits and other consideration, including royalties, given or to be given in exchange for any rights for activities occurring prior to [***], directly or indirectly, under any Existing Encumbrance, license, covenant or undertaking not to make any claims, sue or assert, promise to license or similar agreement to or for the benefit of [***]. Further, UPLLC, on behalf of itself and its Affiliates, covenants until [***] not to sue or threaten to sue, or commence any border detention activity (including any action before the United States International Trade Commission, in a court of law, before an administrative body or any other governmental authority) against any product or service of [***].

SECTION 7.

TERMINATION

7.1 Termination. Prior to the Closing Date, this Agreement may be terminated as follows:

(a) LME or E Sub may terminate this Agreement by written notice to UP and UPLLC if UP or UPLLC has materially breached any of their respective representations, warranties or covenants contained in this Agreement and such breach has not been cured within 30 days of receipt of notice of such breach;

(b) UP or UPLLC may terminate this Agreement by written notice to LME and E Sub if LME or E Sub has materially breached any of their respective representations, warranties or covenants contained in this Agreement and such breach has not been cured within 30 days of receipt of notice of such breach;

(c) Any Party may terminate this Agreement by written notice to the other Parties if any Governmental Authority with competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of any of the transactions contemplated by this Agreement or any Ancillary Agreement and such Order or other action shall not be subject to appeal or shall have become final and unappealable; provided that this right to terminate this Agreement under this clause (c) shall not be available to any Party whose action or failure to act has resulted in the issuance of such Order or taking of such other action.

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(d) If the Closing has not occurred prior to the date (the “Termination Date”) that is four (4) months following the date of this Agreement, any Party may on or after the Termination Date terminate this Agreement by written notice to the other Parties; provided that any Party may terminate this Agreement by written notice to the other Parties at any time after such Party or its Affiliates receives any requests for additional information or documentary material issued pursuant to 16 C.F.R. §803.20; provided further, that this right to terminate this Agreement under this clause (d) shall not be available to any Party whose action or failure to act, in each case in violation of this Agreement, including Section 6.4(b), has resulted in the failure of the Closing to occur; provided further that LME and E Sub, on the one hand, and UP, on the other hand, may by written agreement extend the Termination Date.

7.2 Effect of Termination. In the event this Agreement is terminated pursuant to Section 7.1, all further obligations of the Parties hereunder shall terminate and this Agreement shall become null and void and of no further force and effect, except for Sections 8.1, 8.4, 8.5, 8.6 shall survive such termination and that such termination shall not relieve any Party of any liability for any breach of this Agreement.

SECTION 8.

MISCELLANEOUS

8.1 Fees and Expenses. Except as otherwise provided in this Agreement, each Party shall pay its own expenses incurred in connection with the authorization, preparation, negotiation, execution and performance of this Agreement and the Ancillary Agreements, including all fees and expenses of attorneys, accountants, agents and other representatives; provided, that UPLLC shall pay all fees and expenses incurred by the Parties in connection with the sale, transfer and recordation of ownership of the Ericsson Assigned Patents by E Sub to UPLLC (including by way of assignment to UPLLC by LME pursuant to Section 2.1(d)) up to an aggregate amount not to exceed $250,000 and any such fees and expenses in excess of $250,000 shall be shared equally by LME and UPLLC; provided further that the Parties agree that all such fees and expenses in connection with the sale, transfer and recordation of ownership of the Ericsson Assigned Patents shall be paid directly by UPLLC to UPLLC’s counsel, unless, on occasion, UPLLC requests that counsel for LME or E Sub take such action and incur such expense, in which case UPLLC shall reimburse such cost to the extent required by this Section 8.1. For the avoidance of doubt, UP shall pay all fees in connection with filings under the HSR Act.

8.2 Notices. All notices, demands, consents and requests required or permitted to be given under the provisions of this Agreement shall be (i) in writing, (ii) sent by facsimile transmission (with receipt confirmed), delivered by personal delivery or sent by an internationally-recognized courier service, (iii) deemed to have been given on the date telecopied with receipt confirmed, the date of personal delivery or the date set forth in the records of such courier service, as applicable, and (iv) addressed as follows:

(a)	If to LME or E Sub:

Ericsson AB

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Torshamnsgatan 23

SE-164 80 Stockholm

Sweden

Attention: Chief Intellectual Property Officer

Facsimile No.: +46 10 719 00 39

with a copy to (which shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Attention: Marilyn Sobel, Esq.

Facsimile: (212) 492-0027

(b)	If to UP, UP Sub or UPLLC:

Unwired Planet, Inc.

170 South Virginia, Suite 201

Reno, Nevada 89501

Attention: Chief Executive Officer

Facsimile: (775) 980-2365

with a copy to (which shall not constitute notice):

Goodwin Procter LLP

Exchange Place

Boston, Massachusetts 02109

Attention: Joseph L. Johnson III, Esq.

         Brian C. McPeake, Esq.

Facsimile: (617) 523-1231

or to any such other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 8.2.

8.3 Benefit and Binding Effect. No Party may assign this Agreement without the prior written consent of the other Parties hereto; provided, that E Sub may assign all or any portion of its rights under this Agreement to any other Affiliate of LME. Subject to the foregoing sentence, this Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns.

8.4 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO HEREBY DECLARE THAT IT IS THEIR INTENTION THAT THIS AGREEMENT SHALL BE REGARDED AS MADE UNDER THE LAWS OF THE STATE OF DELAWARE AND THAT THE LAWS OF SAID STATE SHALL BE APPLIED IN

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INTERPRETING ITS PROVISIONS IN ALL CASES WHERE LEGAL INTERPRETATION SHALL BE REQUIRED. EACH OF THE PARTIES HERETO AGREES (A) THAT THIS AGREEMENT INVOLVES AT LEAST $100,000.00, AND (B) THAT THIS AGREEMENT HAS BEEN ENTERED INTO BY THE PARTIES HERETO IN EXPRESS RELIANCE UPON 6 DEL. C. § 2708. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES (A) PURSUANT TO SECTION 8.6 HEREOF TO BE SUBJECT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE FEDERAL COURTS SITTING IN THE STATE OF DELAWARE, AND (B) (1) TO THE EXTENT SUCH PARTY IS NOT OTHERWISE SUBJECT TO SERVICE OF PROCESS IN THE STATE OF DELAWARE, TO APPOINT AND MAINTAIN AN AGENT IN THE STATE OF DELAWARE AS SUCH PARTY’S AGENT FOR ACCEPTANCE OF LEGAL PROCESS, AND (2) THAT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, SERVICE OF PROCESS MAY ALSO BE MADE ON SUCH PARTY BY PREPAID CERTIFIED MAIL WITH A PROOF OF MAILING RECEIPT VALIDATED BY THE UNITED STATES POSTAL SERVICE CONSTITUTING EVIDENCE OF VALID SERVICE, AND THAT SERVICE MADE PURSUANT TO (B) (1) OR (2) ABOVE SHALL, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HAVE THE SAME LEGAL FORCE AND EFFECT AS IF SERVED UPON SUCH PARTY PERSONALLY WITHIN THE STATE OF DELAWARE.

8.5 Waiver of Jury Trial. Each Party hereby waives, to the fullest extent permitted by applicable legal requirements, any right to trial by jury of any claim, demand, action, or cause of action (a) arising under this Agreement or any Ancillary Agreements or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Agreements or any of the transactions related hereto or thereto, in each case, whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise. Each Party hereby further agrees and consents that any such claim, demand, action, or cause of action shall be decided by court trial without a jury and that the Parties may file a copy of this Agreement with any court as written evidence of the consent of the Parties to the waiver of their right to trial by jury.

8.6 Jurisdiction. Except as set forth in Section 8.14(b), the Parties agree that any Legal Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or any Ancillary Agreement or the transactions contemplated hereby or thereby (whether brought by any Party or any of its Affiliates or against any Party or any of its Affiliates) shall be brought in any state or federal court located in Wilmington, Delaware, and each of the Parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Legal Action and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Legal Action in any such court or that any such Legal Action brought in any such court has been brought in an inconvenient forum. Process in any such Legal Action may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that service of process on such Party as provided in Section 8.2 shall be deemed effective service of process on such Party.

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8.7 Entire Agreement. This Agreement, the Ancillary Agreements, all Annexes and Schedules hereto and all documents and certificates to be delivered by the Parties pursuant hereto and thereto collectively represent the entire understanding and agreement among the Parties with respect to the subject matter hereof and thereof. All Annexes and Schedules attached to this Agreement shall be deemed part of this Agreement and are incorporated herein, where applicable, as if fully set forth herein. This Agreement supersedes all prior negotiations, letters of intent or other writings among the Parties hereto with respect to the subject matter hereof, and cannot be amended, supplemented or modified except by a written agreement which makes specific reference to this Agreement or an agreement delivered pursuant hereto, as the case may be, and which is signed by all of the Parties.

8.8 Waiver of Compliance; Notice and Cure. No waiver by any Party of any provision of this Agreement or any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver, nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

8.9 Severability. If any provision hereof or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law and the Parties shall agree to negotiate in good faith a replacement provision that meets the original intent of the invalid or unenforceable provision. If any provision of this Agreement is deemed to have been ineffective in reserving the rights purported to be reserved by each of the Parties hereunder, then, at the request of one Party, the Parties shall agree to negotiate in good faith a replacement provision that meets the original intent of the Parties.

8.10 Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile), each of which, when so executed and delivered, shall be an original, and all of which counterparts together shall constitute one and the same fully executed instrument.

8.11 No Third Party Beneficiaries. All rights and obligations created by this Agreement are solely between the Parties. The Parties hereto intend that there are no third party beneficiaries under this Agreement. Without limiting the foregoing, (a) nothing in this Agreement is intended to confer upon any employee of any transferor or such employee’s legal representatives, heirs or beneficiaries any rights as a third party beneficiary or otherwise or any remedies of any kind whatsoever under or by reason of this Agreement, or the transactions contemplated hereby, including any rights of employment or continued employment and (b) Section 6.1(w) is personal to LME, E Sub and their respective Affiliates and is non-transferable except to Affiliates of LME and E Sub.

8.12 Specific Performance. The Parties agree that irreparable damage would occur in the event that the Parties hereto do not perform the provisions of this Agreement in accordance with its terms or otherwise breach such provisions. Accordingly, the Parties

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acknowledge and agree that the Parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement when expressly available pursuant to the terms of this Agreement and to enforce specifically the terms and provisions of this Agreement when expressly available pursuant to the terms of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

8.13 Survival; Certain Remedies; Minimum Damages.

(a) All representations and warranties of the Parties herein shall survive the Closing indefinitely.

(b) [***].

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(c) Upon the occurrence of any Trigger Event, UP, UP Subs and UPLLC agree and acknowledge that, in addition to any other remedy that may be available to them at law or in equity, LME and E Sub shall be entitled to monetary damages which shall in no event be less than an amount equal to $1,050,000,000 minus the aggregate amount of all Quarterly Payments actually received by E Sub under Section 3.2 prior to the date such amount of damage is paid.

(d) For the avoidance of doubt and not in limitation of the foregoing Section 8.13(c), LME and E Sub shall be entitled to seek all remedies available to them at law or in equity in the event of any breach or default by UP, UP Subs or UPLLC of any representations, warranties, covenants or agreements in this Agreement or in any Ancillary Agreement or any certificate or document delivered pursuant hereto or thereto.

8.14 Conditional Termination Right.

(a) “Value-Impacting Existing Encumbrance” or “VIEE” means an Existing Encumbrance (as defined in the E Sub Patent Assignment Agreement), or a collection of such Existing Encumbrances [***] that (i) individually or collectively – when viewed as of the Closing Date – materially encumber and materially adversely impact UPLLC’s ability to derive value from the Ericsson Assigned Patents (taken as a whole) over time (ii) [***] and (iii) that individually or collectively result in a Material Adverse Effect on UPLLC. For purposes of illustration, [***].

(b) If, during the period commencing on the Closing Date and ending on the third (3rd) anniversary of the Closing Date (the “VIEE Period”), UPLLC becomes aware of a VIEE, UPLLC shall promptly (and in any event within 5 Business Days) provide written notice to E Sub, setting forth in reasonable detail the facts and circumstances of such VIEE. For the avoidance of doubt, UPLLC’s rights under this Section 8.14 shall expire at the end of the VIEE Period if UPLLC has not already commenced the process described in the preceding

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sentence and UPLLC shall only be entitled to exercise the rights under this Section 8.14 once during the VIEE Period. Within 10 Business Days after receipt of such notice, E Sub shall deliver a written response to UPLLC setting forth whether E Sub agrees or disputes that a VIEE has occurred. In the event E Sub disputes that a VIEE has occurred, each of E Sub and UPLLC will make itself available for an in-person meeting (with E Sub and UPLLC each bearing its own costs and expenses therefor) within 20 Business Days after E Sub’s notice setting forth such dispute to discuss in good faith whether a VIEE has occurred, the nature of the VIEE and mutually agree on a plan for resolving any issues, concerns or disputes regarding the VIEE, if practicable. Any dispute that remains after such 20 Business Day period shall be resolved through an expedited arbitration proceeding pursuant to the Streamlined Arbitration Rules and Procedure of the Judicial Arbitration and Mediation Service (“JAMS”). The arbitration shall be conducted in New York, New York. As promptly as practical, the Parties shall reasonably cooperate to select a mutually agreeable arbitrator. If the Parties are unable to agree on such arbitrator within ten (10) Business Days after the expiration of such 20 Business Day period, then such arbitrator shall be selected pursuant to the JAMS rules and procedures for the selection of an arbitrator. The arbitrator shall have no authority to award any legal or equitable relief (including monetary damages) and the arbitrator shall have no authority to propose an intermediary or compromise position – either E Sub’s position or UPLLC’s position must be chosen. The decision of the arbitrator shall be final and binding. The costs of such arbitration shall be shared equally, and E Sub and UPLLC shall bear their own attorneys’ fees during the arbitration. The prevailing Party in the arbitration shall be repaid all of such reasonable expenses (including reasonable attorneys’ fees and costs) by the non-prevailing Party within thirty (30) days after receiving notice of the arbitrator’s decision.

(c) If it is finally determined (whether by agreement of E Sub and UPLLC or by arbitration under Section 8.14(b)) or by a final, non-appealable judicial determination pursuant to the terms of this Agreement) that a VIEE has occurred, UPLLC shall have the right, exercisable in a written notice to E Sub delivered no later than 5 Business Days after final determination of the VIEE, to elect to terminate this Agreement. Such notice of termination by UPLLC shall specify a proposed effective termination date at least ninety (90) days after the date of such notice.

(d) After the delivery of the termination notice pursuant to Section 8.14(c), UPLLC shall (x) not amend, modify, renew, extend, waive any rights under or otherwise change any then existing and effective, nor thereafter enter into or grant any, license, release, covenant not to sue or assert or other agreement relating to any Ericsson Assigned Patents and (y) use commercially reasonable efforts to collect all revenues, payments and other consideration due UPLLC or any of its Affiliates thereunder. The foregoing clause (x) shall not apply after a VIEE is resolved to UPLLC’s reasonable satisfaction under Section 8.14(e), if applicable.

(e) E Sub will have until the end of such 90-day period from the date of such notice to resolve all issues, concerns and disputes regarding the VIEE to UPLLC’s reasonable satisfaction in accordance with a plan mutually agreed upon by E Sub and UPLLC, and UPLLC will reasonably cooperate with E Sub to resolve such issues, concerns and disputes regarding the VIEE in accordance with such plan. If the VIEE is not resolved to UPLLC’s

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reasonable satisfaction by the end of such 90-day period, UPLLC will confirm termination of this Agreement by written notice to E Sub, following which this Agreement will terminate in accordance with Section 8.14(f).

(f) Upon termination of this Agreement pursuant to Section 8.14(e):

(i) All obligations owed by any Party to any other Party under this Agreement and all provisions of this Agreement shall immediately terminate, except for Sections 6.5, 6.6, 6.13, 6.16(c), Section 8 (except for Section 8.13) and the applicable definitions in Section 1 used in any of the foregoing sections.

(ii) UPLLC shall assign and otherwise transfer to E Sub, at the sole cost and expense of UPLLC, all of UPLLC’s right, title and interest in and to the Ericsson Assigned Patents and other Patents assigned or sold to UPLLC by LME or any Affiliates of LME any time prior to the effective date of such termination (plus all extensions, continuations, divisionals, continuation-in-parts renewals, reissues, post-grant reviews and re-examinations thereto, and all applications claiming any right of priority to or through any of the foregoing (and all patents issuing on such applications)) then owned by UPLLC or its Affiliates (collectively, the “Assigned Back Patents”), subject to all then-existing encumbrances thereon (provided that UPLLC complies with Section 8.14(d); it being understood that any amendments, modifications, renewals, extensions, waivers or change or any new license, covenant, assertion or agreement entered into by UPLLC in contravention to Section 8.14(d) shall have no force or effect for purposes of this Section 8.14).

(iii) E Sub shall consent to an amendment to the Operating Agreement removing all references to E Sub therein to the extent applicable.

(iv) For clarity, the E Sub Patent Assignment Agreement and the UPLLC License shall survive such termination in accordance with their respective terms.

(v) Notwithstanding such termination of this Agreement and after such termination:

(A) all Gross Revenue attributable to licenses, covenants not to sue or assert or releases from past infringement or Patent sales, transfers, assignments, settlements, arbitrations, litigations, other enforcement actions or any other activities of UPLLC that is derived primarily from the Assigned Back Patents and received, collected or generated by UPLLC after the effective date of such termination shall be paid in full to E Sub on the same timeframe as is set forth in Section 3.2;

(B) all Gross Revenue attributable to licenses, covenants not to sue or assert or releases from past infringement or Patent sales, transfers, assignments, settlements, arbitrations, litigations, other enforcement actions or any other activities of UPLLC that is derived primarily from Patents that are not Assigned Back Patents (“Other Patents”) and received, collected or generated by UPLLC after the effective date of such termination will be retained in full by UPLLC;

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(C) all Gross Revenue attributable to licenses, covenants not to sue or assert or releases from past infringement or Patent sales, transfers, assignments, settlements, arbitrations, litigations, other enforcement actions or any other activities of UPLLC that is derived from any Assigned Back Patents and any Other Patents and received, collected or generated by UPLLC after the effective date of such termination will be shared in accordance with Section 3.2; and

(D) with respect to any Gross Revenue due E Sub pursuant to the terms of this Section 8.14(f), UPLLC shall have the obligations to deliver quarterly and annual statements of such Gross Revenue as set forth in Section 3.2, E Sub shall have the inspection, audit and dispute rights under Section 3.2 and any disputes with respect to any payment or sharing of Gross Revenue pursuant to this Section 8.14(f) shall be resolved in accordance with the mechanism set forth in Section 3.2(c).

[Signature Pages Follow.]

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IN WITNESS WHEREOF, this Agreement has been executed by the Parties hereto as of the date first above written.

TELEFONAKTIEBOLAGET L M ERICSSON (PUBL)

By	/s/ Jan Frykhammar
	Name:	Jan Frykhammar
	Title:	Executive Vice President and Chief Financial Officer

By:	/s/ Nina Macpherson
	Name:	Nina Macpherson
	Title:	Senior Vice President and
General Counsel

CLUSTER LLC

By:	AB Aulis, its Manager

By:	/s/ Jan Frykhammar
	Name:	Jan Frykhammar
	Title:	Authorized Person

UNWIRED PLANET, INC.

By:	/s/ Michael Mulica
	Name:	Michael Mulica
	Title:	Chief Executive Officer

UNWIRED PLANET IP HOLDINGS, INC.

By:	/s/ Michael Mulica
	Name:	Michael Mulica
	Title:	Chief Executive Officer and President

UNWIRED PLANET IP MANAGER, LLC

By:	Unwired Planet, Inc., its Manager

By:	/s/ Michael Mulica
	Name:	Michael Mulica
	Title:	Chief Executive Officer

UNWIRED PLANET, LLC

By:	Unwired Planet IP Manager, LLC, its Managing Member

By:	Unwired Planet, Inc., its Manager

	By:	/s/ Michael Mulica

Name:	Michael Mulica
Title:	Chief Executive Officer